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                                                                    Exhibit 10.4

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                                CREDIT AGREEMENT

                           DATED AS OF MARCH 19, 1999

                                 BY AND BETWEEN

                               1-800-FLOWERS, INC.

                                       AND

                            THE CHASE MANHATTAN BANK

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                                TABLE OF CONTENTS

ARTICLE I .................................................................    1

SECTION 1.01. DEFINITIONS .................................................    1

SECTION 1.02. TERMS GENERALLY .............................................   19

ARTICLE II ................................................................   20

SECTION 2.01. REVOLVING CREDIT LOANS ......................................   20

SECTION 2.02. REVOLVING CREDIT NOTE .......................................   21

SECTION 2.03. TERM LOANS ..................................................   21

SECTION 2.04. TERM NOTE ...................................................   21

SECTION 2.05. LETTERS OF CREDIT............................................   22

ARTICLE III ...............................................................   24

SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS .........   24

SECTION 3.02. USE OF PROCEEDS .............................................   26

SECTION 3.03. PREPAYMENTS .................................................   26

SECTION 3.04. FEES ........................................................   27

SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE.........................   27

SECTION 3.06. ILLEGALITY ..................................................   28

SECTION 3.07. INCREASED COSTS .............................................   28

SECTION 3.08. INDEMNITY ...................................................   29

SECTION 3.09. CHANGE OF LENDING OFFICE ....................................   30


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SECTION 3.10. TAXES .......................................................   30

SECTION 3.11. PAYMENTS ....................................................   30

SECTION 3.12. DISBURSEMENT OF LOANS .......................................   31

ARTICLE IV ................................................................   31

SECTION 4.01. ORGANIZATION, POWERS ........................................   31

SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS .........   32

SECTION 4.03. FINANCIAL CONDITION .........................................   32

SECTION 4.04. TAXES .......................................................   33

SECTION 4.05. TITLE TO PROPERTIES .........................................   33

SECTION 4.06. LITIGATION ..................................................   33

SECTION 4.07. AGREEMENTS ..................................................   33

SECTION 4.08. COMPLIANCE WITH ERISA .......................................   34

SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS ................   34

SECTION 4.10. APPROVAL ....................................................   34

SECTION 4.11. SUBSIDIARIES ................................................   35

SECTION 4.12. HAZARDOUS MATERIALS .........................................   35

SECTION 4.13. INVESTMENT COMPANY ACT ......................................   35

SECTION 4.14. PLEDGE AGREEMENTS ...........................................   35

SECTION 4.15. NO DEFAULT ..................................................   35

SECTION 4.16. MATERIAL CONTRACTS ..........................................   35

SECTION 4.17. PERMITS AND LICENSES ........................................   36

SECTION 4.18. COMPLIANCE WITH LAW .........................................   36


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SECTION 4.19. Y2K .........................................................   36

SECTION 4.20. REPURCHASE OBLIGATIONS ......................................   37

SECTION 4.21. FISCAL YEAR END .............................................   37

SECTION 4.22. DISCLOSURE ..................................................   37

ARTICLE V .................................................................   37

SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT ...................   37

SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT ......................   39

ARTICLE VI ................................................................   40

SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE ............................   40

SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES ...........................   41

SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC ..........................   41

SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES .......................   43

SECTION 6.05. NOTICE OF ADVERSE CHANGE ....................................   43

SECTION 6.06. NOTICE OF DEFAULT ...........................................   44

SECTION 6.07. NOTICE OF LITIGATION ........................................   44

SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS .......................   44

SECTION 6.09. NOTICE OF ERISA EVENT .......................................   44

SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS ......................   45

SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS .........................   45

SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS .............................   45

SECTION 6.13. SUBSIDIARIES ................................................   45


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SECTION 6.14. ENVIRONMENTAL LAWS ..........................................   46

ARTICLE VII ...............................................................   46

SECTION 7.01. LIENS .......................................................   46

SECTION 7.02. INDEBTEDNESS ................................................   48

SECTION 7.03. GUARANTIES ..................................................   49

SECTION 7.04. SALE OF ASSETS ..............................................   50

SECTION 7.05. SALES OF RECEIVABLES ........................................   50

SECTION 7.06. LOANS AND INVESTMENTS .......................................   50

SECTION 7.07. NATURE OF BUSINESS ..........................................   51

SECTION 7.08. SALE AND LEASEBACK ..........................................   51

SECTION 7.09.  FEDERAL RESERVE REGULATIONS ................................   51

SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES ..........................   51

SECTION 7.11. HAZARDOUS MATERIALS .........................................   52

SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES ..........................   52

SECTION 7.13. FINANCIAL CONDITION COVENANTS ...............................   52

SECTION 7.14. SUBORDINATED DEBT ...........................................   54

SECTION 7.15. DIVIDENDS ...................................................   54

SECTION 7.16. TRANSACTIONS WITH AFFILIATES ................................   54

SECTION 7.17. IMPAIRMENT OF SECURITY INTEREST .............................   55

SECTION 7.18. NO AMENDMENTS ...............................................   55

ARTICLE VIII ..............................................................   55


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SECTION 8.01. EVENTS OF DEFAULT ...........................................   55

ARTICLE IX ................................................................   58

SECTION 9.01. NOTICES .....................................................   58

SECTION 9.02. EFFECTIVENESS; SURVIVAL .....................................   59

SECTION 9.03. EXPENSES ....................................................   59

SECTION 9.04. SUCCESSORS AND ASSIGNS; PARTICIPATIONS ......................   60

SECTION 9.05. NO WAIVER; CUMULATIVE REMEDIES ..............................   60

SECTION 9.06. APPLICABLE LAW ..............................................   60

SECTION 9.07. SUBMISSION TO JURISDICTION ..................................   61

SECTION 9.08. SEVERABILITY ................................................   61

SECTION 9.09. RIGHT OF SETOFF .............................................   61

SECTION 9.10. CONFIDENTIALITY .............................................   62

SECTION 9.11. HEADINGS ....................................................   62

SECTION 9.12. CONSTRUCTION ................................................   62

SECTION 9.13. COUNTERPARTS ................................................   63

SCHEDULES

Schedule I        -     Subsidiaries
Schedule II       -     Existing Liens
Schedule III      -     Existing Indebtedness
Schedule IV       -     Existing Guarantees
Schedule V        -     Financial Condition Changes
Schedule VI       -     Existing Letters of Credit


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Schedule VII      -     Litigation
Schedule VIII     -     Hazardous Materials
Schedule IX       -     Material Contracts
Schedule X        -     Existing Investments
Schedule XI       -     Changes in Business

EXHIBITS

Exhibit A         -     Form of Revolving Credit Note
Exhibit B         -     Form of Term Note
Exhibit C-1       -     Form of Company Pledge Agreement
Exhibit C-2       -     Form of Subsidiary Pledge Agreement
Exhibit D         -     Form of Guaranty
Exhibit E         -     Form of Opinion of Counsel
Exhibit F         -     Form of Permitted Acquisition Summary


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      CREDIT AGREEMENT dated as of March 19, 1999, by and among 1-800-FLOWERS,
INC., a Delaware corporation (the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation, (the "Lender").

                                    RECITALS

      The Company has requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

      Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

      "Ace" shall mean Amalgamated Consolidated Enterprises, Inc.

      "Ace Notes" shall mean, collectively, the obligations of Ace to Stanley H. Schwartz, Bruce G. Caldwell and Carter S. Miller pursuant to Promissory Notes in the original aggregate principal amount of $3,225,000 each dated October 10, 1994.

      "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

      "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Aggregate Letters of Credit Outstandings" shall mean, at a particular time, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and Other Letters of Credit and (b) the aggregate amount of all payments made by the Lender under any Letter of Credit that has
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not been reimbursed by the Company at such time.

      "Aggregate Outstandings" shall mean, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstandings at such time and (b) the aggregate outstanding principal amount of all Revolving Credit Loans at such time.

      "Agreement" shall mean this Credit Agreement dated as of March 19, 1999, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate as in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Alternate Base Rate Loans" shall mean Loans at such times as they are being made and/or maintained at a rate of interest based on the Alternate Base Rate.

      "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Company.

      "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

      "Capital Expenditures" shall mean additions to property and equipment of the Company and its Subsidiaries which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of the Company and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

      "Capital Lease" shall mean any lease the obligations of which are required to be


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capitalized on the balance sheet of a Person in accordance with Generally
Accepted Accounting Principles.

      "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Lender and the taking of all action required to provide the Lender, a first priority perfected security interest in such deposit.

      "Change of Control" shall mean the failure of Mr. James F. McCann, any trust of which members of his family are sole beneficiaries and of which Mr. McCann is the sole trustee with the sole right to vote all securities held by it, and/or a limited partnership or limited liability company of which members of his family (including siblings) are the sole limited partners or members, respectively, and of which he is the sole general partner or manager, respectively, in each case with the sole right to vote all securities held by it, to own beneficially and of record a majority of the outstanding capital stock of the Company or the failure of Mr. James F. McCann or such trusts, limited partnership or limited liability company to have, collectively, the right to vote a majority of the outstanding capital stock of the Company.

      "Chief Financial Officer" shall mean either the Senior Vice President of Finance or the Vice President of Finance of the Company.

      "Closing Date" shall mean March 19, 1999.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commitments" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

      "Company" shall have the meaning set forth in the preamble hereto.

      "Consideration" shall mean with respect to any proposed acquisition all cash, stock, transaction costs, guarantees and other contingent obligations, liabilities and Indebtedness in the event of an acquisition of assets, assumed (to the extent such assumed Indebtedness is permitted pursuant to Section 7.02; provided assumed Indebtedness shall exclude obligations to pay rent or its equivalent under operating leases for real property), compensation to be paid to former shareholders of the seller pursuant to employment agreements, consulting agreements or non-compete agreements, (other than salaries paid to former shareholders of such seller who will be employed by the acquired Person, on a full-time basis and who will be involved in the day-to-day operations of the acquired Person upon the consummation of such proposed acquisition fees) earn out provisions, any deferred portions of the purchase price or any other costs paid in connection with such proposed acquisition.


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      "Consolidated Debt Service Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated Net Income after taxes plus, to the extent deducted in determining Consolidated Net Income, the sum of (i) all cash interest expense, and (ii) all depreciation and amortization expenses or charges, less extraordinary or unusual gains (determined net of taxes) determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, plus any non-cash expenses (calculated on an "after-tax" basis) attributable to options outstanding to third parties to purchase shares of P&H, minus all non-cash income or gain (calculated on an "after-tax" basis) attributable to options outstanding to third parties to purchase shares of P&H, minus the cash portion of the purchase price paid to holders of shares of the Company or any of its Subsidiaries in connection with the repurchase of all or a portion of such shares to (b) the sum of (i) cash interest expense plus (ii) the scheduled installments of principal on all Indebtedness. All the foregoing categories shall be calculated with respect to the Company and its Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof with the exception of the scheduled installments of principal on all Indebtedness of the Company and its Subsidiaries with an original maturity of 365 days or more, which shall each be calculated based upon the next succeeding four fiscal quarters.

      "Consolidated EBITDA" shall mean for the Company and its Subsidiaries for any period, the Consolidated Net Income (or consolidated net loss) of the Company and its Subsidiaries for such period, plus the sum, without duplication, of (a) gross interest expense, (b) depreciation and amortization expenses or charges, (c) all income taxes to any government or governmental instrumentality expensed on the Company's or its Subsidiaries' books (whether paid or accrued) and (d) any non-cash expenses attributable to options outstanding to third parties to purchase shares of P&H, minus the sum of (a) all extraordinary or unusual gains, (b) all interest income and (c) all non-cash income or gain, including any gain attributable to options outstanding to third parties to purchase shares of P&H, in each case, determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof. Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period shall be included on a PRO FORMA basis for such period (treating the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith as if they occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Lender and (ii) either (A) have been reported on without qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized


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standing or (B) have been found acceptable by the Lender.

      "Consolidated Funded Debt" shall mean the sum of all Indebtedness of the Company and its Subsidiaries for borrowed money having an original maturity of one year or more, including the current portion thereof and including, without limitation, Subordinated Indebtedness.

      "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA less consolidated Unfunded Capital Expenditures during the four fiscal quarters next preceding the date of calculation thereof to (b) Consolidated Interest Expense; provided, however, Unfunded Capital Expenditures shall be included in such calculation only to the extent incurred after June 28, 1998.

      "Consolidated Interest Expense" shall mean the consolidated gross interest expense of the Company and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and calculated over the four fiscal quarters next preceding the date of calculation thereof.

      "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Net Worth" shall mean (a) total consolidated assets of the Company and its Subsidiaries less (b) total consolidated liabilities of the Company and its Subsidiaries, in each case, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Consolidated Total Unsubordinated Liabilities" shall mean all items which, in accordance with Generally Accepted Accounting Principles applied on a consistent basis, would properly be included on the liability side of the balance sheet (other than Subordinated Debt, capital stock, capital surplus, treasury stock and retained earnings), as of the date on which the amount of Consolidated Total Unsubordinated Liabilities is to be determined, of the Company and its Subsidiaries, computed and consolidated in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

      "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

      "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

      "Eligible Investments" shall mean (a) direct obligations of the United States of America


                                       5
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or any governmental agency thereof which are fully guaranteed by the United
States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investors Service, Inc.

      "Eligible Offering Proceeds" shall mean the Net Proceeds received by the Company or any of its Subsidiaries from the offering or placement by the Company or any Subsidiary of any of its equity securities; provided such equity securities, if other than the Company's class A or class B common stock as in effect on the date hereof, including the rights and preferences with respect thereto, are acceptable to the Lender.

      "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

      "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding


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(currently referred to as "eurocurrency liabilities" in Regulation D) maintained by the Lender. For purposes hereof each Adjusted Libor Loan shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of "Regulation D," without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under Regulation D.

      "Event of Default" shall have the meaning set forth in Article VIII.

      "Executive Officer" shall mean any of the President, any Senior Vice President, the Chief Executive Officer, the Treasurer, Chief Financial Officer or the Secretary of the Company or any of its Subsidiaries, as applicable, and their respective successors, if any, designated by the board of directors thereof.

      "Existing Indebtedness" shall mean, collectively, the aggregate Indebtedness of the Company to The Chase Manhattan Bank on the Closing Date under the Credit Agreement dated as of April 3, 1998, by and between the Company and The Chase Manhattan Bank.

      "Existing Letters of Credit" shall mean the letters of credit issued by The Chase Manhattan Bank for the account of the Company or a Guarantor prior to the date hereof as set forth on Schedule VI.

      "Existing P&H Indebtedness" shall mean the revolving credit facility in a principal amount not to exceed $4,500,000 owing by P&H to Wachovia Bank pursuant to a Commitment Letter dated September 22, 1998 and a Commercial Note executed September 28, 1998.

      "Existing P&H Mortgage" shall mean the mortgage granted by the P&H Partnership to Wachovia Bank to secure a mortgage note dated June 13, 1997 of which approximately $3,600,000 is outstanding on the date hereof.

      "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal fund brokers of recognized standing selected by the Lender.

      "Franchise Agreement" shall mean a written agreement between the Company or any of its Subsidiaries and any other Person pursuant to which such other Person is entitled to use the name "1-800-Flowers", "Conroys" or any other tradename of the Company or any of its Subsidiaries in the sale of flowers and related goods and products as a franchisee.


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      "Franchise Store" shall mean any Store operated by a Franchisee.

      "Franchisee" shall mean any Person with whom the Company or any of its Subsidiaries has a Franchise Agreement.

      "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

      "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

      "Guarantors" shall mean, collectively, 800-Flowers, Inc., a New York corporation, 1-800 Flowers Retail Inc., a Delaware corporation, Fresh Intellectual Properties, Inc., a Delaware corporation, 800-Gifthouse, Inc., a New York corporation, 1-800-Flowers Team Services, Inc., a Delaware corporation, Teleway Inc., a New York corporation, Bloomlink Systems, Inc., a New York corporation, 1-800-Flowers Acquisition Corp., a Delaware corporation, St. Claire Floral Co., Inc., a New York corporation, Floral Works, Inc., a Delaware corporation, Amalgamated Consolidated Enterprises, Inc., a Nevada corporation, P&H, C.M. Conroy Company, Inc., a California corporation, Conroy's Acquisition Corporation, a California corporation, Conroy's Inc., a California corporation, and Florists' Capital Corporation, Inc., a California corporation, and each other Subsidiary (excluding Gerber Gardens/1-800 Flowers LLC, Flores de Excito, Inc. and P&H Partnership) of the Company on the Closing Date, and each Person who, from time to time, is required to execute a Corporate Guaranty in accordance with Section 5.01 or Section 6.13; provided such Person's status as a Guarantor shall be effective as of the date of such execution.

      "Guaranty" shall mean the Corporate Guaranty in the form attached hereto as Exhibit D to be executed and delivered by each Guarantor on the Closing Date and thereafter by Subsidiaries of the Company pursuant to Section 6.13, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

      "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed


                                       8
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in connection with hedging the interest rate exposure of the Company or any of its Subsidiaries and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

      "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, term notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in accordance with accepted practice; (i) all obligations of such Person in respect of bankers' acceptance; (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit; and (k) with respect to the Company and its Subsidiaries, the Option Liability.

      "Interest Payment Date" shall mean (a) as to any Loan, the first day of each calendar month during the term hereof; (b) as to any Adjusted Libor Loan, the last day of the Interest Period for such Adjusted Libor Loan; and (c) as to any Loan, the date such Loan is paid in full or in part.

      "Interest Period" shall mean with respect to any Adjusted Libor Loan:

      (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from an Alternate Base Rate Loan provided, in each case, in accordance with the terms of Articles II and III hereof; and

      (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, three or six months thereafter, as selected by the Company by irrevocable written notice to the Lender not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest

            Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) if the Company shall fail to give notice as provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) no more than eight (8) Interest Periods may exist at any one time; and

                  (v) the Company shall select Interest Periods so as not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

      "Interest Rate Margin" shall mean (a) with respect to each Adjusted Libor Loan, the percentage set forth below under the heading "LIBOR Margin" opposite the applicable ratio and (b) with respect to each Alternate Base Rate Loan, the percentage set forth below under the heading "ABR Margin" opposite the applicable ratio.

Consolidated Funded Debt       LIBOR Margin                   ABR Margin
to Consolidated EBITDA         (360 day basis)                (360 day basis)
----------------------         ---------------                ---------------
Less than 1.50:1.00            1.50%                          .25%

Greater than or equal to       1.75%                          .50%
1.50:1.00 but less than
2.00:1.00

Greater than or equal to       2.00%                          .75%
2.00:100 but less than
2.50:1:00


                                       10

Greater than or equal to       2.25%                          1.00%
2.50:1.00 but less than
3.00:1.00


                                       11

Greater than or equal to       2.50%                          1.25%
3.00:1.00 but less than
3.50:1.00

Greater than or equal to
3.50:1.00                      2.75%                          1.50%

Notwithstanding the foregoing, during the period commencing the Closing Date and ending on the fifth Business Day following the date of delivery of the financial statements to the Lender for the third fiscal quarter ending March 28, 1999 (a) the Interest Rate Margin with respect to each Adjusted Libor Loan shall be 2.25% per annum, and (b) the Interest Rate Margin with respect to each Alternate Base Rate Loan shall be 1.0% per annum. The Interest Rate Margin will be set or reset quarterly with respect to each Loan on the date which is five Business Days following the date of receipt by the Lender of the financial statements referred to in Section 6.03(a) or Section 6.03(b), as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Lender within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Interest Rate Margin will be set or reset, unless the rate of interest specified in Section 3.01(c) is in effect, based on a ratio of Consolidated Funded Debt to Consolidated EBITDA of greater than 3.50:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Lender of such financial statements and certificate, and provided, further, that the Lender shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Interest Rate Margin.

      "LC Disbursement" shall mean a payment made by the Lender pursuant to a Letter of Credit.

      "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

      "LC Margin" shall mean the percentage set forth below under the heading "LC Margin" opposite the applicable ratio.

      Consolidated Funded Debt
      to Consolidated EBITDA                      LC Margin
      ----------------------                      ---------
      Less than 1.50:1.00                         1.50%

      Greater than or equal to 1.50:1.00 but      1.75%
      less than 2.00:1.00

      Greater than or equal to 2.00:1.00 but      2.00%
      less than 2.50:1.00

      Greater than or equal to 2.50:1.00 but      2.25%
      less than 3.00:1.00

      Greater than or equal to 3.00:1.00 but      2.50%
      less than 3.50:1.00

      Greater than or equal to 3.50:1.00          2.75%

Notwithstanding the foregoing, during the period commencing the Closing Date and ending on the fifth Business Day following the date of the delivery of the financial statements for the third fiscal quarter ending March 28, 1999, the LC Margin shall be 2.25%. The LC Margin will be set or reset quarterly on the date which is five Business Days following the date of receipt by the Lender of the financial statements referred to in Section 6.03(a) or Section 6.03(b), as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Lender within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the LC Margin will be set or reset based on a ratio of Consolidated Funded Debt to Consolidated EBITDA of greater than 3.50:1:00 and subject to increase as provided in Section 3.01(c) from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Lender of such financial statements and certificate, and provided, further, that the Lender shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, a Default or Event of Default resulting from the failure of the Company to comply with
Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or Event of Default, no downward adjustments, and only upward adjustments, shall be made to the

LC Margin.

      "Lender" shall have the meaning set forth in the preamble hereto.

      "Letter of Credit" shall mean any Standby Letter of Credit issued by the Lender for the account of the Company or any Guarantor pursuant to the terms of this Agreement or deemed a Letter of Credit hereunder pursuant to Section 2.05(d) of this Agreement .

      "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

      "Loans" shall mean, collectively, the Revolving Credit Loans and the Term Loans.

      "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, any Hedging Agreement entered into with the Lender and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any of its Material Subsidiaries to perform in any material respect any material obligations under any Loan Document to which it is a party.

      "Material Contract" shall mean each contract, instrument or agreement (a) to which the Company or any of its Subsidiaries is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of the Company or of the Company and its Subsidiaries taken as a whole, or (b) which requires the payment during the term thereof in excess of $1,000,000.

      "Material Subsidiary" shall mean each Subsidiary of the Company which (a) owns or holds the rights to any trademark, tradename or other intellectual property used by or useful in the Company's or any Subsidiary's business, or (b) has during any Relevant Fiscal Period (i) earnings before taxes as determined from the consolidating statements of such Subsidiary for such Relevant Fiscal Period in excess of 10% of the consolidated earnings before taxes of the Company and its Subsidiaries for such Relevant Fiscal Period or (ii) assets as determined from the consolidating statements of such Subsidiary for any Relevant Fiscal Period in excess of 10% of the consolidated assets of the Company and its Subsidiaries for such Relevant Fiscal Period; provided, however, neither ACE, C.M. Conroy Inc. nor Conroy's Inc. shall be a Material

Subsidiary pursuant to (x) clause (a) as a result of owning or holding the trademark "Conroys" or (y) clause (b) unless the consolidated assets of Amalgamated Consolidated Enterprises, Inc. determined from the consolidated statements of Amalgamated Consolidated Enterprises, Inc. exceeds 35% of the consolidated assets of the Company and its Subsidiaries for any Relevant Fiscal Period. Any Subsidiary of the Company which is a Material Subsidiary on the date hereof or which at any time thereafter becomes a Material Subsidiary shall continue to be a Material Subsidiary regardless of its financial performance after the date it becomes a Material Subsidiary.

      "Net Proceeds" shall mean the gross proceeds from the sale or placement of equity securities net of attorneys' fees, accountants' fees, underwriting or placement agent commissions and other customary and usual fees actually incurred in connection with such sales.

      "Nonconforming Letters of Credit" shall mean letters of credit, if any, issued by the Lender after the date hereof, at the request of the Company and in the Lender's sole and absolute discretion which cannot be issued as Letters of Credit pursuant to this Agreement due to a requirement by the beneficiary of such letter of credit that the expiry date be a date later than three Business Days preceding the Revolving Credit Commitment Termination Date.

      "Notes" shall mean, collectively, the Revolving Credit Note and the Term Note.

      "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document or any Other Letter of Credit including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, reimbursement of Letters of Credit and the Other Letters of Credit, obligations arising under Hedging Agreements with the Lender and all fees, costs, expenses and indemnity obligations of the Company hereunder, under any other Loan Document or any Hedging Agreement.

      "Option Liability" shall mean the aggregate consideration payable by P&H and its Affiliates to holders of capital stock of P&H and to holders of options to purchase shares of capital stock of P&H arising from the obligation or right to purchase such shares or options, pursuant to the Stock Option Plan, the P&H Acquisition Agreement and the Stockholders Agreement. The Option Liability shall be determined on the assumption that all such shareholders and option holders have exercised the right to sell the shares or options at the Put Price (as that term is defined in the Stockholders Agreement) pursuant to the Stock Option Plan, the P&H Acquisition Agreement and/or the Stockholders Agreement, as of the date of calculation of the Option Liability, regardless if such shareholders or option holders do not have a right to sell such shares or options on such date.

      "Other Letters of Credit" shall mean, collectively, the Existing Letters of Credit and the Nonconforming Letters of Credit.

      "P&H" shall mean The Plow & Hearth, Inc., a Virginia corporation.

      "P&H Acquisition" shall mean the purchase of at least 80% of the outstanding capital stock or 70% of the fully diluted capital stock after giving effect to dilution resulting from the rollover of existing stock options of P&H and of all of the limited partnership interests of P&H Partnership as contemplated by, and in accordance with, the P&H Acquisition Agreement.

      "P&H Acquisition Agreement" shall mean, collectively, the Stock Purchase Agreement dated March 9, 1998, by and among the Company, P&H and the shareholders of P&H identified therein, and the Purchase Agreement dated March 9, 1998, by and among the limited partners of the P&H Partnership, the Company, P&H Partnership, 1-800-Flowers Acquisition Corp. and Peter G. Rice.

      "P&H Partnership" shall mean P&H, L.P. a Virginia limited partnership.

      "Participant" shall have the meaning set forth in Section 10.05.

      "Payment Office" shall mean the Lender's office located at 395 North Service Road, Melville, New York 11747 or such other office as the Lender may designate from time to time.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "Permitted Acquisition" shall mean any acquisition by the Company or a Guarantor of more than 50% of the outstanding capital stock, membership interest, partnership interest or other similar ownership interest of a Person organized under the laws of the United States or any state thereof which is engaged in a line of business similar to the business of the Company or any of its Subsidiaries or the purchase of all or substantially all of the assets used by such Person excluding the purchase of a Store from a Franchisee; provided (a) an Executive Officer of the Company shall have delivered to the Lender a duly completed and executed Permitted Acquisition Summary with respect to the proposed acquisition not less than ten (10) Business Days prior to the proposed Borrowing Date; (b) the Lender shall have received, to the extent not previously received, a duly executed Pledge Agreement and Guaranty, to the extent required to be delivered pursuant to Section 6.13 hereof; (c) the Lender shall have been satisfied that all third party and governmental consents and approvals (including, without limitation, waivers or approvals under any Material Contracts), necessary in connection with the consummation of the Permitted Acquisition, shall have been obtained; (d) the Lender shall receive evidence satisfactory to it that the shares or other interests in the Person, or the assets of the Person, which is the subject of the Permitted Acquisition are free and clear of all Liens, except Permitted Liens, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under the federal and state securities laws and regulations generally; (e) the Lender shall have received the documentation governing the proposed acquisition, including, without limitation, the purchase agreement with respect thereto, which documentation shall be in form and substance reasonably satisfactory to the Lender, together with such other additional documentation or information with respect to the proposed acquisition as the Lender may reasonably require;
(f) no Default or Event of Default shall have occurred and be continuing immediately prior to or would occur after giving effect to the acquisition; (g) the acquisition has either (i) been approved by the Board of Directors or other governing body of the Person which is the subject of the acquisition or (ii) been recommended for approval by the Board of Directors or other governing body of such Person to the shareholders or other members of such Person and subsequently approved by all of the shareholders or all of such members if shareholder or such member approval is required under applicable law or the by-laws, certificate of incorporation or other governing instruments of such Person; (h) the purchase price is paid to the seller(s) in full on the closing date of the Permitted Acquisition solely from Eligible Offering Proceeds; provided, however, the Company shall be permitted to acquire the assets of a Person solely for cash (but not from proceeds of Loans) provided the aggregate cash consideration paid with respect to all such acquisitions during the term of this Agreement shall not exceed $1,000,000 and provided such acquisition complies with the requirements of clauses (a) through (g) and, to the extent the documents identified therein are available, clauses (i), (j) and (k) of this definition; (i) the Lender shall have received the financial statements of the Person which is the subject of the Permitted Acquisition for each of the immediately prior two fiscal years ended; (j) the Lender shall have received copies of due diligence reports, if any, prepared by the Company, its accountants, attorneys or other consultants in connection with the proposed acquisition, and the Lender shall be satisfied with the results thereof, and (k) the Lender shall have received pro forma financial statements of the Company and its consolidated Subsidiaries including the Person who is the subject of the acquisition prepared as of the last day of the immediately preceding fiscal quarter and including the consolidating pro forma financial statement at such date of the Person which is the subject of the acquisition.

      "Permitted Acquisition Summary" shall mean the Permitted Acquisition Summary attached hereto as Exhibit F, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

      "Permitted Liens" shall mean the Liens specified in clauses (a) through
(l) of Section 7.01.

      "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or

Governmental Authority.

      "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Subsidiary of the Company or an ERISA Affiliate on account of such employees' employment by the Company, any Subsidiary of the Company or an ERISA Affiliate.

      "Pledge Agreement" shall mean, with respect to the Company, the Pledge Agreement, substantially in the form attached hereto as Exhibit C 1, and, with respect to each Subsidiary, the Pledge Agreement, substantially in the form attached hereto as Exhibit C 2 to be executed and delivered on the Closing Date by the Company and each Subsidiary of the Company, respectively, pursuant to
Section 5.01 and, thereafter, by any Subsidiary of the Company who may be required to execute the same pursuant to Section 6.13, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

      "Prime Rate" shall mean the rate per annum announced by the Lender from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Relevant Fiscal Period" shall mean any period consisting of the four consecutive fiscal quarters of the Company immediately preceding such date of calculation.

      "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

      "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to an Adjusted Libor Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest at which Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the Lender in immediately available funds in the London interbank market for eurodollars at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by
(b) the Eurocurrency Reserve Requirement.

      "Retail Store" shall mean any Store which is not a Franchise Store.

      "Revolving Credit Commitment" shall mean the Lender's obligation to make Revolving

Credit Loans to the Company in an aggregate amount not to exceed $12,000,000, as such amount may be adjusted in accordance with the terms of this Agreement.

      "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment to extend Revolving Credit Loans shall terminate as provided herein.

      "Revolving Credit Commitment Termination Date" shall mean September 19, 2000.

      "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

      "Revolving Credit Notes" shall have the meaning set forth in Section 2.02.

      "Security Documents" shall mean the Pledge Agreements and each other collateral security document delivered to the Lender hereunder.

      "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

      "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

      "Stock Option Plan" shall mean the P&H Non-Qualified Stock Option Agreement dated as of February 28, 1998 between P&H and the option holders named therein.

      "Stockholders Agreement" shall mean the Stockholders Agreement dated April 3, 1998 by and among P&H, the Company, Peter G. Rice and the other individuals set forth on Schedule A thereto.

      "Store" shall mean any store established and operated by the Company, any of its Subsidiaries or any Franchisee at which flowers and related goods and products are sold.

      "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final and indefeasible payment in full of the obligations of the Company and/or of its Subsidiaries to the Lender hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Lender.

      "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

      "Taxes" shall have the meaning set forth in Section 3.10.

      "Term Loan" shall have the meaning set forth in Section 2.03.

      "Term Loan Commitment" shall mean the Lender's obligation to make the Term Loan on the Closing Date to the Company in an amount equal to $18,000,000.

      "Term Loan Maturity Date" shall mean March 31, 2004.

      "Term Note" shall have the meaning set forth in Section 2.04.

      "Total Commitment" shall mean, at any time, the aggregate of the Commitments in effect at such time which, initially, shall be $30,000,000.

      "Type" shall mean as to any Loan its status as an Alternate Base Rate Loan or an Adjusted Libor Loan.

      "Unfunded Capital Expenditures" shall mean Capital Expenditures which are not financed with the proceeds from any Indebtedness.

      "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

      "Unused Fee Rate" shall mean the percentage set forth below opposite the applicable ratio.

      Consolidated Funded Debt                     Unused Fee Rate
      to Consolidated EBITDA                       (360 day basis)
      ----------------------                       ---------------
      Less than 2.00:1.00                              .375%

      Greater than or equal to 2.00:1.00               .50%

Notwithstanding the foregoing, during the period commencing the Closing Date and ending on the fifth Business Day following the date of the delivery of the financial statements for the third fiscal quarter ending March 28, 1999, the Unused Fee Rate shall be .50%. The Unused Fee Rate will be set or reset quarterly on the date which is five Business Days following the date of receipt by the Lender of the financial statements referred to in Section 6.03(a) or
Section 6.03(b), as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Lender within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Unused Fee Rate will be set or reset, based on a ratio of Consolidated Funded Debt to Consolidated EBITDA of greater than 2.00:1.00 from the date such financial statement and certificate were due until the date which is five Business Days following the receipt by the Lender of such financial statements and certificate, and provided, further, that the Lender shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Unused Fee Rate.

      SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

      SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender severally agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Company from time to time during the Revolving Credit Commitment Period up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; PROVIDED, HOWEVER, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings would exceed the Revolving Credit Commitment in effect at such time. During the Revolving Credit Commitment Period, the Company may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) Adjusted Libor Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof.

      (b) The Company shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m., New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Alternate Base Rate Loan under this
Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds,
(iii) the initial Interest Period if an Adjusted Libor Loan, and (iv) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of an Alternate Base Rate Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with Section
3.12 of this Agreement.

      (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Lender to terminate the Revolving Credit Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Outstandings would exceed the Revolving Credit Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $500,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit

Commitment then in effect.

      (d) The agreement of the Lender to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

      SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by the Lender shall be evidenced by a promissory note of the Company (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment of the Lender. The Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. The Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Lender's records or on the grid schedule annexed to the Revolving Credit Note; PROVIDED, HOWEVER, that the failure of the Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Loan made by the Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

      SECTION 2.03. TERM LOANS. (a) Subject to the terms and conditions hereof, the Lender agrees to make a term loan (the "TERM LOAN") to the Company on the Closing Date in an amount not to exceed the Term Loan Commitment. The Company shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time three Business Days prior to the Closing Date specifying (i) the amount to be borrowed, which shall not exceed the Term Loan Commitment, (ii) the Type or Types of such Term Loans and the related amounts for each, and (iii) if such Term Loan is an Adjusted Libor Loan, the initial Interest Period selected for such Term Loan. The Term Loan may, at the election of the Company, consist of
(i) Adjusted Libor Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof. The Term Loan Commitment shall terminate upon funding of the Term Loan on the Closing Date.

      SECTION 2.04. TERM NOTE. The Term Loan made by the Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B, with appropriate insertions (the "TERM NOTE") payable to the order of the Lender and representing the obligation of the Company to pay the unpaid principal amount of the Term Loan of the Lender with interest thereon as prescribed in Section 3.01. The Lender is authorized to record the Type and the date and amount of each payment or prepayment of principal thereof in the Lender's records or on the grid schedule annexed to the Term Note; PROVIDED, HOWEVER, that the failure of the Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the Term Loan in accordance with the terms of the Term Note and this Agreement. The Term Note, the grid schedule and the books and records of the Lender shall constitute presumptive evidence of the information so recorded absent manifest error. The Term Note shall (a) be dated the Closing Date, (b) be stated to mature on the Term Loan Maturity Date and (c) be payable as to principal in sixteen consecutive quarterly installments of $1,125,000 commencing June 30, 2000; provided that the final installment on the Term Loan Maturity Date shall be in an amount equal to the remaining principal amount outstanding on the Term Loan Maturity Date. Repayments and prepayments of the Term Loan may not be reborrowed. The Term Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

      SECTION 2.05. LETTERS OF CREDIT. (a) GENERALLY. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Lender shall issue Letters of Credit at any time during the Revolving Credit Commitment Period. Notwithstanding the foregoing, at no time shall the sum of Aggregate Letters of Credit Outstanding exceed $3,000,000, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Outstandings would exceed the Revolving Credit Commitment. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Lender by no later than 12:00 noon, New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Company. Each Letter of Credit issued by the Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Lender upon drawing thereunder. In no event shall any Letter of Credit expire after the Business Day which is three Business Days immediately prior to the Revolving Credit Commitment Termination Date. The Company agrees to execute and deliver to the Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Lender in accordance with its customary practices may request.

      (b) DRAWINGS UNDER LETTERS OF CREDIT. The Company hereby absolutely and unconditionally promises to pay the Lender not later than 3:00 p.m. (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York, New York time, on the Business Day immediately following the day that the Company receives such notice; provided, however, if any drawing was in an amount not less than $500,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 that such payment be financed with a Revolving Credit Loan which is an Alternate Base Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such an Alternate Base Rate Loan. Such request shall be made by the Company on the date of receipt of notice from the Lender of a drawing under a Letter of Credit. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Company reimburses the Lender in full for such drawing, at the rate per annum then applicable to Revolving Credit Loans which are Alternate Base Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph (b), then the Company shall pay to the Lender interest on the amount of such drawing at the rate per annum set forth in Section 3.01(d).

      (c) LETTER OF CREDIT OBLIGATIONS ABSOLUTE. (i) The obligation of the Company to reimburse the Lender as provided hereunder in respect of drawings under Letters of Credit shall rank PARI PASSU with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred. The Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Lender nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit.

      (ii) Any action, inaction or omission on the part of the Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Lender or any of its correspondents under any liability to the Company in the absence of (x) gross negligence or willful misconduct by the Lender or its correspondents or (y) the failure by the Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Lender is prohibited from making such payment pursuant to a court order. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

      (d) EXISTING LETTERS OF CREDIT. The Company and the Lender agree that from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Loans hereunder as set forth in Article V, the Existing Letters of Credit shall be Letters of Credit for all purposes of this Agreement, including, without limitation, for purposes of Section 3.04(b).

                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

      SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

            (a) Each Alternate Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate plus the applicable Interest Rate Margin.

            (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable Interest Rate Margin.

            (c) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (d) below), shall, at the option of the Lender, bear interest payable on demand at a rate of interest 2% per annum in excess of the interest rate otherwise then in effect.

            (d) If the Company shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to reimbursement of drawings under Letters of Credit, interest, fees, expenses or otherwise, the Company shall pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 2% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 2% per annum in excess of the Alternate Base Rate.

            (e) The Company may elect from time to time to convert outstanding Loans from Adjusted Libor Loans to Alternate Base Rate Loans by giving the Lender at least three Business Day's prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 as a result of such conversion. The Company may elect from time to time to convert outstanding Loans from Alternate Base Rate Loans to Adjusted Libor Loans by giving the Lender irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $500,000.

            (f) Any Adjusted Libor Loan in a minimum principal amount of $500,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period in effect when the Lender is notified, or otherwise has actual knowledge, of such Default or Event of Default.

            (g) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

            (h) No Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond (i) the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, or (ii) the Term Loan Maturity Date with respect to the Term Loan.

            (i) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. In each such event payments of interest required to be paid to the Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Lender shall receive interest payments hereunder or under any Note in an amount less than the amount otherwise provided herein or in any Note, such deficit (hereinafter called the "Interest Deficit") will accumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Lender hereunder and under such Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount then permitted by applicable law. The amount of the Interest Deficit relating to any Note at the time of complete payment of such Note and termination of the Commitments shall be cancelled and not paid.

            (j) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Alternate Base Rate shall change when and as the Alternate Base Rate changes in accordance with the definition thereof. Each determination by the Lender of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

      SECTION 3.02. USE OF PROCEEDS. The Term Loan shall be used to pay the Existing Indebtedness in full on the Closing Date. The proceeds of the Revolving Credit Loans shall be used solely for general corporate purposes, including, without limitation, (a) the purchase and lease of real property and the construction of and improvements to the Retail Stores, and (b) the purchase of a Franchise Store from a Franchisee to the extent such purchase is permitted pursuant to Section 7.12. Letters of Credit issued by the Lender hereunder shall be for the account of the Company and shall be issued to support the obligations of the Company and the Guarantors with respect to equipment and retail store leases to which they are a party.

      SECTION 3.03. PREPAYMENTS.

            (a) The Company may on the last day of an Interest Period if the Loans to be prepaid are Adjusted Libor Loans, or at any time and from time to time if the Loans to be prepaid are Alternate Base Rate Loans, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08, upon written notice to the Lender (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Alternate Base Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Adjusted Libor Loans or Alternate Base Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof.

            (b) Each prepayment of principal of a Loan pursuant to this Section
3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. All partial prepayments of the Term Loan, shall be applied to the remaining installments of principal thereof in inverse order of maturity. Prepayments of the Term Loan may not be reborrowed. Unless otherwise directed by the Company pursuant to Section 3.03(a), partial prepayments of any Loan shall be applied first to outstanding Alternate Base Rate Loans and then to Adjusted Libor Loans having the shortest remaining Interest Periods.

      SECTION 3.04. FEES.

            (a) The Company agrees to pay to the Lender a commitment fee on the average daily unused portion of the Revolving Credit Commitment from the date of this Agreement until the Revolving Credit Commitment Termination Date at a rate per annum equal to the Unused Fee Rate, based on a year of 360 days, payable in arrears on the last day of

March, June, September, and December of each year commencing June 30, 1999, on the Revolving Credit Commitment Termination Date and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

            (b) The Company shall pay to the Lender a fee equal to the LC Margin multiplied by the stated amount of each Letter of Credit at the time of the issuance thereof and payable on the date of such issuance and each anniversary thereafter. Such fee shall be calculated on the basis of 360 days for the actual number of days from the date of issuance of the Letter of Credit or anniversary, as applicable, to the earlier of the next succeeding anniversary or the date on which the Letter of Credit expires if there is no drawing thereunder. The Company shall pay to the Lender the Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

            (c) The Company agrees to pay to the Lender a nonrefundable structuring fee of $175,000 which shall be paid in full on the Closing Date.

      SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of an Alternate Base Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Lender shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company of such determination. Until the Lender notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert an Alternate Base Rate Loan to an Adjusted Libor Loan.

      SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, the Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitment of the Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to the Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

      SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in, on or after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

            (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan, or any Letter of Credit or change the basis of taxation of payments to the Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of the Lender or lending office of the Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which the Lender's lending office is located, or by any jurisdiction in which the Lender is organized, has its principal office or is managed and controlled); or

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

            (iii) shall impose on the Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Lender deems material, then, in any such case, the Company shall pay the Lender, upon demand, such additional amount or amounts as the Lender shall have determined will compensate the Lender for such increased costs or reduction.

            (b) If the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Company shall pay to the Lender, the additional amount or amounts as the Lender shall have determined will compensate the Lender or the Lender's holding company for such reduction. The Lender's determination of such amounts shall be conclusive and binding on the Company absent manifest error.

            (c) A certificate of the Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) In the event the Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b), it shall promptly notify the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of the Lender to demand compensation under clause (a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

      SECTION 3.08. INDEMNITY. The Company agrees to indemnify the Lender and to hold the Lender harmless from any loss, cost or expense which the Lender may sustain or incur, including, without limitation, interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan, (b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.03 of this Agreement and/or (d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or the making of any conversion of an Adjusted Libor Loan to an Alternate Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of the Lender setting forth such amounts shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any certificate within ten days after receipt thereof.

      SECTION 3.09. CHANGE OF LENDING OFFICE. The Lender agrees to use reasonable efforts to designate an alternate lending office with respect to its Adjusted Libor Loans affected by the events or circumstances described in
Section 3.05, Section 3.06 or Section 3.07 to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on the Lender of any additional cost or legal, regulatory or administrative burdens deemed by the Lender, in its sole discretion, to be material.

      SECTION 3.10. TAXES. Except as set forth in clause (c) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Lender's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Notes, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Company shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith

      SECTION 3.11. PAYMENTS. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Lender, at the Payment Office of the Lender in Dollars in immediately available funds. The Lender may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans and reimbursement obligations with respect to Letters of Credit to the Company's accounts at the Payment Office or other office of the Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      SECTION 3.12. DISBURSEMENT OF LOANS. The Lender shall make each Loan to be made by it hereunder available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Lender shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Company's account.

                                  ARTICLE IV .
                        REPRESENTATIONS AND WARRANTIES .

      In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, the Company represents and warrants to the Lender that:

      SECTION 4.01. ORGANIZATION, POWERS. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each Subsidiary of the Company is a corporation, limited liability company or partnership (as indicated on Schedule I hereto) duly organized or formed, as applicable, validly existing and, except as set forth on Schedule I, in good standing under the laws of the state of its incorporation or formation, (b) has the corporate, limited partnership or limited liability company power and authority to own or lease its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate, limited partnership or limited liability company power, as applicable, to execute, deliver and perform each of the Loan Documents to which it is a party.

      SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each of its Subsidiaries of the Loan Documents to which such Subsidiary is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Subsidiary of the Company, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Subsidiary of the Company or (ii) any order of any court or other Governmental Authority binding on the Company or any Subsidiary of the Company or any indenture, agreement or other instrument to which the Company or any Subsidiary of the Company is a party, or by which the Company or any Subsidiary of the Company or any of its property is bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Company or any Subsidiary of the Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitutes a legal, valid and binding obligation of the Company and each such Subsidiary of the Company, as the case may be, enforceable against the Company and each such Subsidiary of the Company, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

      SECTION 4.03. FINANCIAL CONDITION. (a) The Company has heretofore furnished to the Lender (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statement of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Ernst & Young, independent certified public accountants, for the fiscal year ended June 28, 1998, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the six month period ended December 27, 1998. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and, except as set forth on Schedule V, since June 28, 1998, no Material Adverse Effect has occurred. The Company shall deliver to the Lender, with a copy for the Lender a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since June 28, 1998, there are no material obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations of the Company and its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude acquisitions by the Company or any Subsidiary of the Company of the business or assets (including, without limitation stock) of any Person).

            (b) The Company, individually and together with the Guarantors, is Solvent and immediately after giving effect to each Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

      SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of the Company or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. The Company and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

      SECTION 4.05. TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business including the sale of stores, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

      SECTION 4.06. LITIGATION. (a) Except as set forth on Schedule VII, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against the Company or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.07. AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance in all material respects with ERISA; to the knowledge of the Company no Plan which is a "Multi-Employer Plan (as defined in Section 4001(a)(3) of ERISA) is insolvent (as defined in Section 4245 of ERISA) or in reorganization (as defined in Section 4241 of ERISA), no Plan or Plans which are single employer Plans (within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability in excess of $100,000 in the aggregate, and no Plan which is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA) has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; to the knowledge of the Company no proceedings have been instituted to terminate any Plan; to the knowledge of the Company no condition exists which could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code in excess of $250,000 in the aggregate; and no lien imposed under the Code or ERISA on the assets of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan.

      SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither the Company nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

      (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T,U, or X of the Board of Governors of the Federal Reserve System.

      (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02.

      SECTION 4.10. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any of its Subsidiaries, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lender and which are in full force and effect.

      SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest. Other than P&H, 800 Flowers, Inc., 1-800-Flowers Retail, Inc., Fresh Intellectual Properties, Inc. and 800-Gifthouse, Inc., no Subsidiary of the Company as of the date hereof is a Material Subsidiary (as that term is defined herein).

      SECTION 4.12. HAZARDOUS MATERIALS. Except as may be relevant with respect to the matters set forth on Schedule VIII, the Company and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any of its Subsidiaries in any manner which violates any applicable Environmental Law. Except as may be relevant with respect to the matters set forth on Schedule VIII, to the best actual knowledge of any officer of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

      SECTION 4.13. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.14. PLEDGE AGREEMENTS. Each Pledge Agreement executed by the Company and each Subsidiary of the Company, as applicable, shall, pursuant to its terms, constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Lender, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral.

      SECTION 4.15. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

      SECTION 4.16. MATERIAL CONTRACTS. As of the Closing Date, all Material Contracts are disclosed on Schedule IX hereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against the Company and its Subsidiaries, in each case, to the extent they are a party thereto, and, to the Company's knowledge, all other parties thereto in accordance with its terms, except, in each case, to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law and
(a) there exists no default, in any material respect, under any Material Contract (as defined in clause (a) of the definition thereof) by the Company or any Subsidiary of the Company or, to the Company's knowledge, by any other party thereto which has not been fully cured or waived, and (b) there exists no default under any Material Contract (as defined in clause (b) of the definition thereof) by the Company or any Subsidiary of the Company, or to the Company's knowledge by any other party thereto which has not been fully cured or waived, in each case other than a default which could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

      SECTION 4.17. PERMITS AND LICENSES. The Company and each of its Subsidiaries each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 4.18. COMPLIANCE WITH LAW. The Company and each of its Subsidiaries are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any of its Subsidiaries, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 4.19. Y2K. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Company's or any of its Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or any of its Subsidiaries' systems interface to the extent the failure to perform such reprogramming could reasonably be expected to have a Material Adverse Effect), and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Company and each of its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Company and each of its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or Event of Default or have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and each of its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be sufficient to permit the Company and each of its Subsidiaries to conduct their respective businesses without having a Material Adverse Effect.

      SECTION 4.20. REPURCHASE OBLIGATIONS. Neither the Company nor any of its Subsidiaries is obligated to repurchase prior to the Term Loan Maturity Date any of its shares of capital stock or any option to purchase shares of its capital stock from any holder thereof other than the obligations referred to in the definition of Option Liability, and the aggregate consideration required to be paid in connection with the Option Liability is approximately $6,887,122, as of September 27, 1998, subject to adjustment as provided in the Stockholders Agreement.

      SECTION 4.21. FISCAL YEAR END. The last day of the Company's fiscal years ending 1999, 2000, 2001 and 2002 is June 27, July 2, July 1, and June 30, respectively.

      SECTION 4.22. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

                                    ARTICLE V
                              CONDITIONS OF LENDING

      SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of the Lender to make its initial Loan hereunder, and the obligation of the Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

      (a) NOTES. On or prior to the Closing Date, the Lender shall have received a Revolving Credit Note and the Term Note, each duly executed by the Company.

      (b) GUARANTIES. On or prior to the Closing Date, the Lender shall have received a Guaranty duly executed by each Subsidiary of the Company other than P&H Partnership, Gerber Gardens/1-800 Flowers LLC and Flores de Excito, Inc.

      (c) PLEDGE AGREEMENTS. On or prior to the Closing Date, the Lender shall have received the Pledge Agreements duly executed by the Company and each Subsidiary of the Company, as applicable, with respect to the outstanding capital stock of each Material Subsidiary owned by the Company and/or its Subsidiaries, together with the stock certificates evidencing the shares pledged thereunder and stock powers duly executed in blank by the Company or Subsidiary of the Company, as appropriate.

      (d) OPINIONS OF COUNSEL. On or prior to the Closing Date, the Lender shall have received a written opinion of counsel for the Company and the Corporate Guarantors dated the Closing Date and addressed to the Lender, substantially in the form of Exhibit E attached hereto.

      (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Lender shall have received (i) a certificate of good standing for the Company and each of its Subsidiaries from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By-laws of the Company and the Certificate of Incorporation and By-Laws or other organizational documents, as applicable of each of its Subsidiaries; (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each of its Subsidiaries dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation nor the By-laws of the Company nor of any Subsidiary of the Company has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each of its Subsidiaries authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each of its Subsidiaries executing each Loan Document to which the Company or any Subsidiary of the Company is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each of its Subsidiaries as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each of its Subsidiaries; and (iv) such other documents as the Lender may reasonably request. For purposes of this subsection (e), the term "Subsidiary" shall not include P&H Partnership, Gerber Gardens/1-800-Flowers, LLC or Flores de Excito, Inc.

      (f) INSURANCE. On or prior to the Closing Date, the Lender shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

      (g) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Lender shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Company's and each of its Subsidiaries' accounts receivable, inventory, equipment and all other assets of the Company and each of its Subsidiaries are free and clear of all Liens except (i) Permitted Liens and (ii) liens to be satisfied on the Closing Date pursuant to the terms hereof.

      (h) FEES AND EXPENSES. On or prior to the Closing Date, The Chase Manhattan Bank shall have received the fees payable on the Closing Date pursuant to Section 3.04(c) and reimbursement of expenses in accordance with Section 9.03(b).

      (i) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against the Company or such Subsidiary and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (j) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

      (k) NO MATERIAL ADVERSE CHANGES. Except as set forth on Schedule V, there shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, since June 28, 1998.

      (l) EXISTING INDEBTEDNESS. The Lender shall have received concurrently with the extension of the initial Loan evidence that the Existing Indebtedness has been paid in full and on such date the credit agreement governing such indebtedness shall be terminated.

      (m) PROJECTIONS. The Lender shall have received projections of the Company and its Subsidiaries for each fiscal quarter during the period commencing with the fiscal quarter ended December 27, 1998 and ending on, but including, the fiscal quarter ending July 2, 2000, and for the fiscal year ending 2001 and 2002, together with calculations demonstrating compliance with each of the financial covenants set forth in Section 7.13 for each such fiscal quarter and year end.

      (n) FINANCIAL STATEMENTS. The Lender shall have received the consolidated financial statements of the Company and its Subsidiaries for the second fiscal quarter ended December 27, 1998, which statements shall be in form and substance satisfactory to the Lender.

      (o) OTHER INFORMATION, DOCUMENTATION. The Lender shall have received such other and further information and documentation as it may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each of its Subsidiaries with the requirements of all Environmental Laws.

      (p) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Lender, and its counsel.

      SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender to make each Loan hereunder and the obligation of the Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, are subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by the Company and each of its Subsidiaries pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

      (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

      (c) AVAILABILITY. After giving effect to any requested Revolving Credit Loan or Letter of Credit, the Aggregate Outstandings shall not exceed the Revolving Credit Commitment then in effect. After giving effect to any issuance, amendment, renewal or extension of any Letter of Credit, the Aggregate Letters of Credit Outstanding shall not exceed $3,000,000.

      (d) ADDITIONAL DOCUMENTATION. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Lender shall have received the documents and instruments requested by the Lender in accordance with the last sentence of Section 2.05(a).

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of Section 5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

      The Company covenants and agrees with the Lender that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries to:

      SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises and comply in all material respects with all laws applicable to it (provided the Company, in its discretion, may dissolve Gerber Gardens/1-800 Flowers LLC, Flores de Excito and Floral Works, Inc. provided such entity was not a Material Subsidiary at any time during the period commencing the Closing Date and ending on the proposed date of dissolution); at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, in each case, material to its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance shall provide for at least thirty (30) days' prior written notice to the Lender of any modification or cancellation of such policies. The Company shall provide to the Lender promptly upon receipt thereof evidence of the annual renewal of each such policy.

      SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, (ii) the Company or its Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, and (iii) the failure to make such payment pending such contest could not reasonably be expected to have a Material Adverse Effect, and
(b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; FURTHER, PROVIDED that, subject to the foregoing proviso, the Company and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

      SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Lender:

            (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of Ernst & Young or other independent certified public accountants of recognized standing selected by the Company and satisfactory to the Lender (the "Auditor"), which report shall be unqualified; and (ii) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company and each of its Subsidiaries, a copy of the management prepared consolidating financial statements of the Company, and its Subsidiaries setting forth in comparative form the respective figures as of the end of and for the previous fiscal year and which support the financial statements delivered pursuant to clause (i), in each case of (i) and (ii) prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and with respect to the statements referred to in clause (ii) accompanied by a certificate to that effect executed by the Chief Financial Officer;

            (b) as soon as available, but in any event not later than 60 days after the end of each quarterly period of each fiscal year of the Company, a copy of the unaudited interim consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer;

            (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by (a) and (b), as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Company or each of its Subsidiaries, as the case may be, was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

            (d) at all times indicated in clause (a) above (i) a copy of the management letter, if any, prepared by the Auditor, and (ii) a copy of an organizational chart of the Company and its Subsidiaries (including ownership and jurisdiction of incorporation);

            (e) at all times indicated in clauses (a) and (b) above, a statement of the Chief

      Financial Officer certifying the principal amount of all Indebtedness secured by purchase money liens incurred by the Company and its Subsidiaries during the applicable fiscal year or fiscal quarter;

            (f) if applicable, promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

            (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency;

            (h) promptly after filing thereof, a copy of (i) a certificate of amendment pursuant to which the name of any Subsidiary of the Company is changed and (ii) a certificate of merger or consolidation with respect to any merger or consolidation permitted pursuant to Section 7.12; and

            (i) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any of its Subsidiaries as the Lender may reasonably request.

      SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries. At any time, and from time to time (and provided that no Default or Event of Default has occurred and is continuing, upon reasonable prior notice) permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Lender deems is necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective executive officers or the Company's independent accountants.

      SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Lender in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

      SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

      SECTION 6.07. NOTICE OF LITIGATION. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against the Company or any Subsidiary of the Company on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to the Lender a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Subsidiary of the Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Subsidiary of the Company, ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan that is a single employer plan (within the meaning of Section 4001(a)(15) of ERISA), that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans that are Single Employer Plans (within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability in excess of $100,000 in the aggregate, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Subsidiary of the Company or any ERISA Affiliate will incur any liability

(including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of the Lender, the Company will deliver to the Lender a complete copy of the annual report (Form 5500) of each Plan that is a single employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Company or any Subsidiary of the Company required to be delivered to the Lender hereunder shall be delivered to the Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or a Subsidiary of the Company.

      SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

      SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify the Lender of (a) any termination (prior to the end of its stated term), material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default in any material respect by any party to any Material Contract of which the Company is aware.

      SECTION 6.12. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

      SECTION 6.13. SUBSIDIARIES. Give the Lender prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the Closing Date. The Company or its Subsidiary, as appropriate, shall execute a Pledge Agreement with respect to all of the shares of capital stock or other ownership interest of each Subsidiary which is or becomes a Material Subsidiary, (together with certificates and powers with respect to such interests duly endorsed in blank, and in the event of uncertificated interests, UCC-1 financing statements identifying such interest and executed by the holder of such interest or such other documentation as reasonably requested by the Lender in order to grant and perfect a security interest in such ownership interest) and shall cause each Subsidiary (excluding Gerber Gardens/1-800 Flowers LLC, Flores de Excito, Inc. and P&H Partnership) to execute a Guaranty in favor of the Lender concurrently with the creation, establishment or acquisition of such Subsidiary and in connection therewith shall provide to the Lender the supporting documents identified in clauses (i),
(ii), and (iii) of Section 5.01(e) in each case with respect to such Subsidiary; together with a favorable written opinion of counsel to such Subsidiary addressed to the Lender, in the form attached hereto as Exhibit E with respect to such Subsidiary and with respect to the documents required to be executed by such Subsidiary pursuant to this Section 6.13 but, excluding the matters in paragraph 7 of Exhibit E.

      SECTION 6.14. ENVIRONMENTAL LAWS.

      Comply in all material respects with the requirements of all Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender and its respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

      The Company covenants and agrees with the Lender that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Subsidiary of the Company, directly or indirectly, to:

      SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

            (a) Liens existing on the date hereof (which are not described in Sections 7.01(b) through 7.01(l)) as set forth on Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

            (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries in accordance with Generally Accepted Accounting Principles;

            (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lender in any of the collateral subject to the Pledge Agreements;

            (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

            (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed;

            (f) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by the Company or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

            (g) deposits under workmen's compensation, unemployment insurance and social security laws;

            (h) liens granted to the Lender;

            (i) purchase money liens for fixed or capital assets including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

            (j) Liens securing the Indebtedness described in Sections 7.02(h) and 7.02(j);

            (k) Liens on shares of capital stock of P&H repurchased from the holder thereof to secure solely the Indebtedness described in Section 7.02(i) owing to such holder;

            (l) Liens granted by P&H in its accounts receivable, inventory, furniture, fixtures, equipment and general intangibles to Wachovia Bank as successor to Central Fidelity National Bank to secure the Existing P&H Indebtedness provided such liens shall be released in full on or prior to June 30, 1999; and

            (m) Liens securing Indebtedness described in Section 7.02(m); provided, however, such liens shall be limited solely to the personal property located at the Store purchased from the Franchisee which is the payee with respect to such Indebtedness.

      SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

            (a) Indebtedness incurred prior to the date hereof (which are not described in Section 7.02(b) through 7.02(l)) as described in Schedule III attached hereto, including any renewals or extensions thereof; provided such renewal or extension does not result in an increase in the aggregate principal amount of such Indebtedness;

            (b) Indebtedness to the Lender;

            (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due (including any extended due date agreed to by the payee with respect to any trade payable) or in conformity with customary trade terms;

            (d) Indebtedness consisting of guarantees permitted pursuant to
Section 7.03;

            (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

            (f) Indebtedness secured by purchase money liens as permitted under
Section 7.01(i); provided such Indebtedness incurred in any fiscal year of the Company shall not exceed $5,000,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

            (g) Indebtedness owing by the Company to any Guarantor or from any Guarantor to the Company or from any Guarantor to any Guarantor;

            (h) the Existing P&H Mortgage, in the aggregate principal amount of approximately $3,600,000 as of the date hereof, including any renewals, refinancings or extensions thereof; provided immediately after giving effect to such renewal, refinancing or extension the aggregate principal amount of such Indebtedness of the Company and its Subsidiaries shall not exceed an amount equal to the aggregate principal amount of such Indebtedness immediately prior to such refinancing plus $4,000,000;

            (i) the Option Liability and promissory notes evidencing all or a portion of the repurchase price of shares of P&H, to the extent repurchase of such shares is permitted pursuant to Section 7.15(a);

            (j) additional Indebtedness not to exceed $200,000 in the aggregate principal amount at any one time outstanding;

            (k) Indebtedness owing by Gerber Gardens/1-800-Flowers, LLC to the Company or its Subsidiaries in an aggregate amount not to exceed $50,000;

            (l) The Existing P&H Indebtedness until June 30, 1999, at which time all such Indebtedness shall be paid in full and the loan documents governing such Indebtedness shall be terminated; and

            (m) Indebtedness evidencing all or a portion of the purchase price owing by the Company or any of its Subsidiaries to a Franchisee in connection with the purchase from such Franchise of a Franchisee Store, to the extent such purchase is permitted pursuant to Section 7.12.

      SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

      (a) guaranties executed prior to the date hereof (which are not described in Sections 7.03(b) through 7.03(g)) as described on
            Schedule IV attached hereto but not including any renewals or extension thereof;

      (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

      (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

      (d) guaranties of the obligations of any Guarantor under any lease for a Retail Store to which it is a party;

      (e) guaranties of the obligations of a Franchisee under a lease for a Franchise Store; provided the aggregate obligations of the Company and its Subsidiaries under all such guaranties shall not exceed $3,000,000;

      (f) guaranties of the obligations of a Guarantor with respect to Indebtedness of such Guarantor described in clauses (c), (f) and (j) of Section 7.02; and

      (g) guaranties by the Company, 1-800 Flowers Retail Inc. or the owner of the capital stock of the Guarantor which will acquire stock or assets pursuant to a Permitted Acquisition of the obligations of such Guarantor under the agreement governing the terms of such Permitted Acquisition.

      SECTION 7.04. SALE OF ASSETS. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (c) the sale of a Retail Store, including, without limitation, the inventory equipment and fixtures relating to such Retail Store, to a Franchisee or other Person in a bona fide arms-length transaction provided (i) the aggregate Retail Stores sold during the period commencing the Closing Date and ending July 2, 2000 shall not exceed fifteen (15) and the aggregate Retail Stores sold in any fiscal year of the Company commencing the fiscal year ending July 1, 2001 shall not exceed five (5), and (ii) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the proposed sale of each Retail Store, and (d) the sale of the assets of Floral Works, Inc. or Gerber Gardens/1-800 Flowers LLC or the sale of the Company's membership interest therein.

      SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

      SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Closing Date or acquired after the date hereof whether pursuant to a Permitted Acquisition or otherwise, provided the Company has complied with its obligations under Section 6.13 with respect to such Subsidiary, (b) investments described on Schedule VI attached hereto, (c) loans by the Company to any Guarantor (other than Ace and its Subsidiaries and loans by any Guarantor to the Company or any other Guarantor (other than Ace and its Subsidiaries), (d) Eligible Investments, (e) loans and advances to employees not to exceed $250,000 in the aggregate at any one time outstanding, (f) capital contributions by the Company to any Guarantor or by any Guarantor to any other Guarantor (other than Ace and its Subsidiaries), (g) loans and capital contributions by the Company or any Subsidiary of the Company to any Subsidiary of the Company which is not a Guarantor (other than Gerber Gardens/1-800-Flowers, LLC); provided the aggregate amount of all such loans and capital contributions shall not exceed $50,000, (h) securities traded on a national securities exchange or quoted on NASDAQ in an aggregate amount not to exceed $250,000, (i) purchases of an equity interest in a public or privately held entity (calculated exclusive of the limitation set forth in the proceeding clause (h) in an aggregate amount not to exceed $1,000,000 provided the terms of any such investment shall not obligate the Company or any of its Subsidiaries to make additional loans or investments to such entity, (j) Loans and capital contributions by the Company or any Corporate Guarantor to Ace's or its Subsidiaries; provided, however, so long as Indebtedness evidenced by the Ace Notes shall be outstanding, such Loans and capital contributions shall not exceed in the aggregate $5,800,000; (k) ownership of shares of capital stock of the Company and P&H resulting from the repurchase of such shares to the extent permitted pursuant to Section 7.15, (l) loans by the Company and its Subsidiaries to Gerber Gardens/1-800-Flowers, LLC or P&H Partnership provided the aggregate amount of all such loans shall not exceed $50,000; (m) indebtedness owing by a Franchisee to the Company or any Guarantor which indebtedness evidences all or a portion of the purchase price from the sale of a Retail Store to such Franchisee provided such sale is permitted pursuant for
Section 7.04 and further provided such indebtedness is secured by at least all of the personal property located at such Store; and (n) assets of a Person acquired by the Company or any Guarantor pursuant to a Permitted Acquisition.

      SECTION 7.07. NATURE OF BUSINESS. Except as set forth on Schedule XI, change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

      SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

      SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

      SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property.

      SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES, LIMITATIONS ON CONSIDERATION. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, except with respect to a Permitted Acquisition, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution, provided, however, (a) any Guarantor may merge or consolidate with any other Guarantor (other than Ace and its Subsidiaries and other than Floral Works, Inc. and Gerber Gardens/1-800-Flowers, LLC); (b) each of Floral Works, Inc. and Gerber Gardens/1-800-Flowers, LLC may, in its discretion, sell all or substantially all of its assets or liquidate and dissolve or the Company may sell its membership interest in Gerber Gardens/1-800-Flowers, LLC; (c) Company or any of its Subsidiaries may purchase from a Franchisee a Franchise Store provided that the aggregate Franchise Stores repurchased during the period commencing the Closing Date and ending July 2, 2000 shall not exceed ten (10) and the aggregate Franchisee Stores purchased in any fiscal year of the Company commencing with the fiscal year ending July 1, 2001 shall not exceed five (5); permit the aggregate Consideration paid in connection with all Permitted Acquisitions (a) during the period commencing the Closing Date and ending on July 2, 2000 to exceed $10,000,000 and (b) during any fiscal year of the Company commencing with the fiscal year ending July 1, 2001 to exceed $5,000,000.

      SECTION 7.13. FINANCIAL CONDITION COVENANTS.

      (a) CONSOLIDATED NET WORTH. Permit at any time Consolidated Net Worth plus consolidated Subordinated Debt to be less than the amount set forth below opposite the applicable period:

            Period                              Amount
            ------                              ------

      Closing Date through June 26, 1999        $16,500,000 plus 65% of the Net
                                                Proceeds from the sale or
                                                issuance of equity securities of
                                                the Company or any of its
                                                Subsidiaries during such period

      June 27, 1999 through July 1, 2000        $20,000,000 plus 65% of the Net
                                                Proceeds from the sale or
                                                issuance of equity securities of
                                                the Company or any of its
                                                Subsidiaries during such period

and for each comparable period thereafter commencing on the last day of a fiscal year through the day next preceding the last day of the following fiscal year an amount not less than $5,000,000 plus the sum of (x) the actual Consolidated Net Worth plus consolidated Subordinated Debt on the last day of the immediately preceding fiscal year and (y) plus 65% of the Net Proceeds from the sale or issuance of equity securities of the Company or any of its Subsidiaries during such period.

      (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit at any time the Consolidated Interest Coverage Ratio to be less than 2.00:1.00.

      (c) CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA. Permit at any time the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than 4.00:1.00.

      (d) CONSOLIDATED DEBT SERVICE COVERAGE RATIO. Permit at any time the Consolidated Debt Service Coverage Ratio to be less than 1.25:1.00.

      (e) CONSOLIDATED TOTAL UNSUBORDINATED LIABILITIES TO CONSOLIDATED NET WORTH PLUS SUBORDINATED DEBT. Permit at any time the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Net Worth plus Consolidated Subordinated Debt to be greater than the ratio set forth below opposite the applicable period:

                   Period                                     Ratio
                   ------                                     -----
      Closing Date through July 1, 2000                     4.25:1.00
      July 2, 2000 and thereafter                           3.75:1.00

      (f) CONSOLIDATED NET LOSS. Suffer a consolidated net loss (calculated exclusive of extraordinary gains but inclusive of extraordinary losses) for any fiscal year of the Company.

      (g) MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES. Permit consolidated Capital Expenditures of the Company and its Subsidiaries to exceed $16,000,000 for the Company's fiscal year ending June 27, 1999 and $13,000,000 for any fiscal year of the Company thereafter.

      SECTION 7.14. SUBORDINATED DEBT. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or amend, supplement or otherwise modify any of the terms thereof without the prior written consent of the Lender.

      SECTION 7.15. DIVIDENDS. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Subsidiaries or any warrant to purchase any class of stock of the Company or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or any of its Subsidiaries or in any combination thereof, or permit any Affiliate (excluding, for the purposes of this Section 7.15, James F. McCann and Christopher McCann) to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of the Company or any of its Subsidiaries or any warrant to purchase any class of stock of the Company or any of its Subsidiaries from any Person; provided, however, (a) P&H may repurchase shares of its capital stock from any holder thereof provided (i) no Default or Event of Default has occurred and is continuing or would occur after giving effect to the proposed repurchase, (ii) the Company is in compliance with the covenants set forth in Section 7.13 both prior to and after giving effect to such repurchase, (iii) the purchase price of such shares, if not purchased pursuant to the Stockholders Agreement or Stock Option Plan, shall not exceed the Put Price (as that term is defined in the Stockholders Agreement) which would be payable by P&H if they were purchased pursuant to the Stockholders Agreement or Stock Option Plan, including without limitation the terms of any financing of the purchase price, (iv) in the event the purchase price is not evidenced in whole or part by a promissory note executed by P&H in favor of the seller of the shares, the certificates evidencing the repurchased shares are promptly delivered to the Lender to be held by the Lender pursuant to the terms of the Pledge Agreement and (v) the Company shall have delivered to the Lender a notice of the terms of such proposed repurchase and which notice shall include a certification from the Chief Financial Officer as to the matters referred to in the preceding clauses (i) and (ii), together with demonstration of the Company's compliance with the financial covenants identified in the preceding clause (ii), and the requirements set forth in the preceding clause (iii), (b) the Company may repurchase shares of its capital stock from any holder thereof, provided the aggregate purchase price for all shares purchased from any one Person during the term of this Agreement shall not exceed $300,000 and the aggregate purchase price of all such purchases during the term of this Agreement shall not exceed $1,000,000 and, further, provided, no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such repurchase, and (c) any direct or indirect Subsidiary of the Company may declare and pay dividends ratably with respect to its capital stock.

      SECTION 7.16. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

      SECTION 7.17. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Lender or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Lender.

      SECTION 7.18. NO AMENDMENTS. Amend, supplement or otherwise modify the Stock Option Plan, the Stockholders Agreement or the P&H Acquisition Agreement if the effect of such amendment, supplement or modification would be to increase the Option Liability or adversely affect the Lender.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

      SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

            (a) failure to pay the principal of or interest on any Loan, any reimbursement obligations with respect to a drawing under any Letter of Credit or Other Letter of Credit, or any fees under this Agreement as and when due and payable, and with respect to interest payments and fee payments only, such failure shall continue unremedied for a period of three Business Days;

            (b) default shall be made in (i) the due observance or performance of any covenant, condition or agreement of the Company or any of its Subsidiaries to be performed pursuant to Section 6.04, 6.05, 6.06, 6.07, 6.08, 6.11 (only with respect to a Material Contract pursuant to clause (a) of the definition thereof), 6.13 or Article VII of this Agreement, or (ii) the due observance or performance of any other covenant, condition or agreement of the Company or any of its Subsidiaries to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.01) and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Lender or the Lender;

            (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

            (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

            (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any of its Subsidiaries in excess of $500,000 individually or in the aggregate (other than the Notes and other than with respect to Indebtedness for trade payables which are paid or discharged when due (including any extended due date agreed to by the payee with respect to any trade payable) or in conformity with customary trade terms) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, except as otherwise permitted by Section 7.02(c), any such Indebtedness shall not be paid when due;

            (f) the Company or any of its Subsidiaries (other than Gerber Gardens/1-800- Flowers LLC) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,
      (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or the Company or any Material Subsidiary shall become unable or admit in writing its inability or fail generally to pay its debts as they become due, or any Subsidiary, other than a

      Material Subsidiary, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, which Subsidiary when aggregated with all other Subsidiaries unable or which admit in writing their inability to pay their debts as they become due constitutes a Material Subsidiary;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Subsidiaries (other than Gerber Gardens/1-800 Flowers LLC) or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any of its Subsidiaries (other than Gerber Gardens/1-800 Flowers LLC) or for a substantial part of their property, or
      (iii) the winding-up or liquidation of the Company or any of its Subsidiaries (other than Gerber Gardens/1-800 Flowers LLC) and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

            (h) One or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either
      (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

            (i) any Plan, which is a single employer Plan, shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under
      Section 412 of the Code, any Plan is terminated by the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any of its Subsidiaries, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, and in each case, such event or condition, together with all such events or conditions, if any, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $500,000;

            (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any of its Subsidiaries shall so assert in writing;

            (k) a Change of Control shall have occurred;

            (l) Mr. James F. McCann shall cease to be Chief Executive Officer of the Company; or

            (m) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby;

then, at any time thereafter during the continuance of any such event, the Lender may, in its sole discretion, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the maximum amount that may be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented or be entitled to present the drafts and other documents required to draw under such Letter of Credit), and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; PROVIDED, HOWEVER, that if an event specified in
Section 8.01(f) or (g) shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii), and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit and all Other Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Company shall provide the Lender with Cash Collateral in an amount equal to the aggregate undrawn amount of the Letters of Credit. Such Cash Collateral shall be applied by the Lender to reimburse it for drawings under Letters of Credit and Other Letters of Credit for which the it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations.

                                   ARTICLE IX
                                  MISCELLANEOUS

      SECTION 9.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

            (a)   if to the Lender, at

                  The Chase Manhattan Bank
                  395 North Service Road
                  Melville, New York 11747
                  Attention: Relationship Manager
                             1-800-Flowers, Inc.
                  Telecopy:  (516) 755-0143

            (b)   if to the Company, at

                  1-800-Flowers, Inc.
                  1600 Stewart Avenue
                  Westbury, New York  11590
                  Attention: Mr. William Shea
                  Telecopy:  (516) 237-6060

                  With a copy to

                  Gallagher, Walker & Bianco
                  98 Willis Avenue
                  Mineola, New York 11501
                  Attention: Gerard M. Gallagher, Esq.
                  Telecopy:  (516) 248-2394

                                     - and -

            (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01.

      SECTION 9.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the issuance of the Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lender of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08,
Section 3.10 and Section 9.03 shall survive termination of this Agreement and payment of the Obligations.

      SECTION 9.03. EXPENSES. The Company agrees (a) to indemnify, defend and hold harmless the Lender and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the willful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Lender, and (c) to pay or reimburse the Lender for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Lender, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

      SECTION 9.04. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

      (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lender, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

      (b) The Lender reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitments to such banks, lending institutions or other parties as it may choose and without the consent of the Company. Subject to Section 9.11, the Bank may furnish any information concerning the Company or any of its Subsidiaries in its possession from time to time to any assignee or participant (or proposed assignee or participant). The Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party to this Agreement.

      SECTION 9.05. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

      SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

      SECTION 9.07. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT

PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK LAW, AS APPLICABLE. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

      SECTION 9.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

      SECTION 9.09. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of the Company against any and all of the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The Lender further agrees that the foregoing right of set off shall not apply to the funds held in the Company's Chase Vista Cash Management Fund Account. The rights of the Lender and each Affiliate of the Lender under this Section 9.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

      SECTION 9.10. CONFIDENTIALITY. The Lender agrees to keep confidential all non-public information, materials and documents furnished by the Company to the Lender pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, the Lender shall be permitted to disclose Confidential Information (a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 9.10 by the disclosing party, or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Company or its Subsidiaries which to the Lender's knowledge is not prohibited from disclosing such Confidential Information to the Lender by a contractual or other legal obligation; (d) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (e) to any prospective transferee or participant in connection with any contemplated transfer of the Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section
9.10. Nothing herein shall prohibit the disclosure of Confidential Information in connection with any litigation or where such disclosure is pursuant to applicable laws, regulations, court order or similar legal process; provided, however, in the event that the Lender is requested or required by law to disclose any of the Confidential Information, the Lender shall provide the Company with written notice, unless notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over the Lender.

      SECTION 9.11. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 9.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company or the Lender.

      SECTION 9.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                    1-800-FLOWERS, INC.


                                    By:_______________________
                                    Name:  William E. Shea

                                    Title: Treasurer


                                    THE CHASE MANHATTAN BANK


                                    By:_______________________
                                    Name:  Anthony M. Abbate
                                    Title: Vice President

                                                                      SCHEDULE I

                                  SUBSIDIARIES

NAME OF ENTITY          STATE OF                OWNERS OF SHARES OR INTERESTS
                        INCORPORATION           NAMES AND PERCENTAGES
                        OR FORMATION            OF SHARES OWNED

                                                                     SCHEDULE II

                                 EXISTING LIENS

                                                                    SCHEDULE III

                              EXISTING INDEBTEDNESS

                                                                     SCHEDULE IV

                               EXISTING GUARANTEES

                                                                      SCHEDULE V

                           FINANCIAL CONDITION CHANGES

                                                                     SCHEDULE VI

                           EXISTING LETTERS OF CREDIT

TYPE        FACE AMOUNT       ISSUANCE DATE     EXPIRATION DATE

                                                                    SCHEDULE VII

                                   LITIGATION

                                                                   SCHEDULE VIII

                               HAZARDOUS MATERIALS

                                                                     SCHEDULE IX

                               MATERIAL CONTRACTS

                                                                      SCHEDULE X

                              EXISTING INVESTMENTS

                                                                       EXHIBIT A

                              REVOLVING CREDIT NOTE

$12,000,000                                                  Uniondale, New York
                                                                  March 19, 1999

            FOR VALUE RECEIVED, 1-800-FLOWERS, INC., a Delaware corporation (the "Company"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender"), on or before September 19, 2000, TWELVE MILLION DOLLARS ($12,0000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company under the Credit Agreement referred to below.

            The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

            This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of March 19, 1999, by and between the Company and the Lender (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note.

            This Note is subject to optional prepayments pursuant to Section
3.03 of the Credit Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of The Chase Manhattan Bank, located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                    1-800-FLOWERS, INC.


                                    By:__________________________
                                    Name:
                                    Title:

                                    SCHEDULE

Date    Principal   Type              Applicable    Amount of      Notation
 of     Amount of    of   Interest     Interest     Principal        Made
Loan    Loan        Loan    Rate        Period         Paid           by
----    ---------   ----    ----      ----------    ----------     ---------

                                                                       EXHIBIT B

                                    TERM NOTE

$18,000,000                                                  Uniondale, New York
                                                                  March 19, 1999

            FOR VALUE RECEIVED, 1-800-FLOWERS, INC. a Delaware corporation (the "Company"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender"), on or before March 31, 2004 (the "Maturity Date"), the principal amount of EIGHTEEN MILLION DOLLARS ($18,000,000) in sixteen (16) consecutive quarterly installments of $1,125,000 on the last day of each March, June September, and December commencing June 30, 2000 provided that the final installment on the Maturity Date shall be in an amount equal to the remaining principal amount outstanding on the Maturity Date. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

            This Note is the "Term Note" issued pursuant to and entitled to the benefits of the Credit Agreement dated as of March 19, 1999 by and between the Company and The Chase Manhattan Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

            Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note, it shall record the date and amount of each payment or prepayment of principal of the Term Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth the Term Loan, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Term Loan made by the Lender in accordance with the terms of this Note.

            This Note is subject to optional prepayments pursuant to Section
3.03 of the Credit Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of The Chase Manhattan Bank, located at 395 North Service Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

            This Note is an amendment and restatement of, and is being issued in replacement of and in substitution for, the Revolving Credit Note dated April 3, 1998 in the original principal amount of $5,000,000 and the Standby Credit Note dated April 3, 1998 in the original principal amount of $15,500,000 each executed by the Company in favor of the Lender (collectively, the "Original Notes"). Accordingly, this Note evidences the indebtedness formerly evidenced by the Original Notes.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            The Company and endorsers of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

                                          1-800-FLOWERS, INC.


                                          By_____________________
                                          Name:
                                          Title:

                                    SCHEDULE

Date    Principal   Type              Applicable    Amount of      Notation
 of     Amount of    of   Interest     Interest     Principal        Made
Loan    Loan        Loan    Rate        Period         Paid           by
----    ---------   ----    ----      ----------    ----------     ---------

                                                                     EXHIBIT C-1

                            COMPANY PLEDGE AGREEMENT

      PLEDGE AGREEMENT, (the "Agreement") dated as of March 19, 1999 by and between 1-800-FLOWERS, INC., a Delaware corporation (the "Pledgor") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Melville, New York 11747 (the "Pledgee").

                                    RECITALS

      A. The Pledgor and the Pledgee have entered into a Credit Agreement dated as of March 19, 1999 (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Pledgor will receive loans and other financial accommodations from the Lender and will incur Obligations.

      B. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock or membership or other equity interests of each Subsidiary of the Pledgor listed on Schedule A annexed hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.

      C. In order to induce the Lender to extend credit to the Pledgor on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all Obligations, and to that effect to pledge to the Pledgee, subject to the proviso below, all of the issued and outstanding capital stock of the Pledged Companies (the "Pledged Shares") and all of the membership or other equity interests in the Pledged Companies (the "Pledged Rights", together with the Pledged Shares, collectively, the "Pledged Interests") that is owned by the Pledgor, including, without limitation, the Pledged Interests listed opposite the name of the Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

      Accordingly, the parties hereto agree as follows:

      1. SECURITY INTEREST. As security for the Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Interests, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral"). The Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof, certificates evidencing such Pledged Shares, together with undated stock powers duly executed in blank by the Pledgor.

      2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. The Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under
Section 7(a). If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall, hold or control in trust and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

      3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS; DOCUMENTS. The Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee hereunder. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power duly executed by the Pledgor in blank. If at any time the Pledgee notifies the Pledgor that additional stock powers endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

      4. POWER OF ATTORNEY. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing to affix to certificates and documents representing the Collateral the stock power delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's and the Lender's interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. Subject to Section 11, this power of attorney shall be irrevocable as one coupled with an interest.

      5. INDUCING REPRESENTATIONS OF THE PLEDGOR. The Pledgor makes the following representations and warranties to the Pledgee; each and all of which shall survive the execution and delivery of this Agreement:

            (a) The information concerning the Pledged Companies and the Pledgor's beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all respects.

            (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than (i) the security interest created by this Agreement , (ii) the restrictions on transfer imposed by applicable state and federal securities laws generally, and (iii) the terms of the Stockholders Agreement with respect to the shares of stock of P&H, and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

            (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Interests pledged by the Pledgor (other than the shares of stock of P&H which are subject to the terms of the Stockholders Agreement).

            (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders of the Pledged Interests are not and will not be subject to any personal liability as such holder under any applicable law, subject to Section 630 of the Business Corporation Law of the State of New York with respect to each Pledged Company which is a New York corporation; and (other than the shares of stock of P&H which are subject to the terms of the Stockholders Agreement) are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control other than restrictions on transfer imposed by applicable state and federal securities laws generally.

            (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected.

            (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject.

            (g) The Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto. There are neither any instruments or certificates evidencing the Pledged Rights nor registration books in which ownership of the Pledged Rights are recorded.

      6. OBLIGATIONS OF THE PLEDGOR. The Pledgor hereby covenants and agrees with the Pledgee as follows:

            (a) The Pledgor will not, without the prior written consent of the Lender (which consent shall be in the Lender's sole discretion), sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby.

            (b) The Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in, or emanating from, this Agreement.

            (c) The Pledgor agrees, except with respect to the Pledged Shares, that (i) it shall not permit any Pledged Company to issue certificates representing the Pledged Interests without the Lender's written consent and (ii) it shall cause each Pledged Company to issue certificates with respect to any Pledged Interests at the Lender's request.

      7. RIGHTS OF THE PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

            (a) The Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, to the extent permitted pursuant to the Credit Agreement.

            (b) The Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may reasonably request.

      8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

            (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

            (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner and order as the Pledgee may decide in its sole discretion.

            (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

            (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Alternate Base Rate or
(ii) added to the Obligations secured hereby.

      9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

            (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days (or such longer period required by any provision of applicable laws) before any such disposition, to the address indicated in
Section 13(d) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

            (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

            (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Obligations in the manner provided in Section 10 of this Agreement, as and when such payments are received.

            (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

            (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

            (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee and the Lender shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

      10. DISPOSITION OF PROCEEDS.

            (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                  (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

                  (ii) to the payment of the Obligations; and

                  (iii) to the payment to the Pledgor of any surplus then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

            (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

      11. TERMINATION. This Agreement shall continue in full force and effect until all of the Obligations shall have been indefeasibly paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers delivered by the Pledgor to the Pledgee), shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Obligations.

      12. EXPENSES OF THE PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting,the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed an Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

      13. GENERAL PROVISIONS.

            (a) All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

            (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

            (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (i)   if to the Pledgee, at

                        The Chase Manhattan Bank
                        395 North Service Road
                        Melville, New York  11747
                        Attention:  Relationship Manager -
                                    1-800-Flowers, Inc.

                  (ii)  if to Pledgor, at

                        1-800-Flowers, Inc.
                        1600 Stewart Avenue
                        Westbury, New York  11590
                        Attention:  Mr. William Shea
                        Telecopy:   (516) 237-6060

                        With a copy to

                        Gallagher, Walker & Bianco
                        98 Willis Avenue
                        Mineola, New York 11501
                        Attention: Gerard M. Gallagher, Esq.
                        Telecopy:  (516) 248-2394

                  (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(c).

            (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

      SECTION 14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK LAW, AS APPLICABLE. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                    1-800-FLOWERS, INC.


                                    By:___________________________
                                    Name:  William E. Shea
                                    Title: Treasurer


                                    THE CHASE MANHATTAN BANK


                                    By: ________________________
                                    Name:  Anthony M. Abbate
                                    Title: Vice President

                                   SCHEDULE A

1.    Pledged Company:  Fresh Intellectual Properties, Inc.
      Jurisdiction of Incorporation:  Delaware
      Stock owned by Pledgor
            Class:  Common
            Number of Shares:  1000
            Stock Certificate No.:  #1
            Percentage of issued and outstanding shares:  100%

2.    Pledged Company:  1-800-Flowers Retail Inc.
      Jurisdiction of Incorporation:  Delaware
      Stock owned by Pledgor
            Class:  Common
            Number of Shares:  1000
            Stock Certificate No.: #2
            Percentage of issued and outstanding shares:  100%

3.    Pledged Company:  800-Flowers, Inc.
      Jurisdiction of Incorporation:  New York
      Stock owned by Pledgor
            Class:  Common
            Number of Shares:  10
            Stock Certificate No.:  #1
            Percentage of issued and outstanding shares:  100%

4.    Pledged Company:  800-Gifthouse, Inc.
      Jurisdiction of Incorporation:  New York
      Stock owned by Pledgor
            Class:  Common
            Number of Shares:  10
            Stock Certificate No.:  #1
            Percentage of issued and outstanding shares:  100%

5.    Pledged Company:  The Plow & Hearth, Inc.
      Jurisdiction of Incorporation:  Virginia
      Stock owned by Pledgor
            Class:  Common
            Number of Shares: 95,672

            Stock Certificate Nos.: 320 & 321
            Percentage of issued and outstanding shares:  88.31%

                                                                     EXHIBIT C-2

                           SUBSIDIARY PLEDGE AGREEMENT

      PLEDGE AGREEMENT, (the "Agreement") dated as of March 19, 1999 by and between _____________________________, a ____________ corporation (the
"Pledgor") and THE CHASE MANHATTAN BANK, a New York banking corporation having an office at 395 North Service Road, Melville, New York 11747 (the "Pledgee").

                                    RECITALS

      A. 1-800-Flowers, Inc., a Delaware corporation (the "Company") and the Pledgee, have entered into a Credit Agreement dated as of March 19, 1999 (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Company will receive loans and other financial accommodations from the Lender and will incur Obligations.

      B. Pursuant to a Guaranty dated the date hereof, the Pledgor has guaranteed the payment by the Company of all its Obligations (the obligations of the Pledgor under such Guaranty are hereinafter referred to as the "Guaranty Obligations").

      C. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock or membership or other equity interests of each Subsidiary of the Pledgor listed on Schedule A annexed hereto (collectively, the "Pledged Companies") as indicated on such Schedule A.

      D. In order to induce the Lender to enter into the Credit Agreement and to extend credit to the Company on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee security and assurance in order to secure the payment and performance of all its Guaranty Obligations, and to that effect to pledge to the Pledgee, subject to the proviso below, all of the issued and outstanding capital stock of the Pledged Companies (the "Pledged Shares") and all of the membership or other equity interests in the Pledged Companies (the "Pledged Rights", together with the Pledged Shares, collectively, the "Pledged Interests") that is owned by the Pledgor, including, without limitation, the Pledged Interests listed opposite the name of the Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

      Accordingly, the parties hereto agree as follows:

      1. SECURITY INTEREST. As security for the Guaranty Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee and creates in the Pledgee a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Interests, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral"). The Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof, certificates evidencing such Pledged Shares, together with undated stock powers duly executed in blank by the Pledgor.

      2. STOCK DIVIDENDS, OPTIONS, OR OTHER ADJUSTMENTS. The Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a). If any additional shares of capital stock, instruments, or other property against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall, hold or control in trust and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

      3. DELIVERY OF SHARE CERTIFICATES; STOCK POWERS; DOCUMENTS. The Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee hereunder. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power duly executed by the Pledgor in blank. If at any time the Pledgee notifies the Pledgor that additional stock powers endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

      4. POWER OF ATTORNEY. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing to affix to certificates and documents representing the Collateral the stock power delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's and the Lender's interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. Subject to Section 11, this power of attorney shall be irrevocable as one coupled with an interest.

      5. INDUCING REPRESENTATIONS OF THE PLEDGOR. The Pledgor makes the following representations and warranties to the Pledgee; each and all of which shall survive the execution and delivery of this Agreement:

            (a) The information concerning the Pledged Companies and the Pledgor's beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all respects.

            (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement, and restrictions on transfer imposed by applicable state and federal securities laws generally, and has the unqualified right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

            (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Interests pledged by the Pledgor.

            (d) The Pledged Shares pledged by the Pledgor have been validly issued and are fully paid and non-assessable; the holder or holders of the Pledged Interests are not and will not be subject to any personal liability as such holder under any applicable law, subject to Section 630 of the Business Corporation Law of the State of New York with respect to each Pledged Company which is a New York Corporation; and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control other than restrictions on transfer imposed by applicable state and federal securities laws generally.

            (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected.

            (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject.

            (g) The Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto. There are neither any instruments or certificates evidencing the Pledged Rights nor registration books in which ownership of the Pledged Rights are recorded.

      6. OBLIGATIONS OF THE PLEDGOR. The Pledgor hereby covenants and agrees with the Pledgee as follows:

            (a) The Pledgor will not, without the prior written consent of the Lender (which consent shall be in the Lender's sole discretion), sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement) during the term of the pledge established hereby.

            (b) The Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's rights, interests and remedies created by, provided in, or emanating from, this Agreement.

            (c) The Pledgor agrees, except with respect to the Pledged Shares, that (i) it shall not permit any Pledged Company to issue certificates representing the Pledged Interests without the Lender's written consent and (ii) it shall cause each Pledged Company to issue certificates with respect to any Pledged Interests at the Lender's request.

      7. RIGHTS OF THE PLEDGOR. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

            (a) The Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral, in each case, to the extent permitted pursuant to the Credit Agreement.

            (b) The Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may reasonably request.

      8. RIGHTS OF THE PLEDGEE. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

            (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

            (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Guaranty Obligations in such manner and order as the Pledgee may decide in its sole discretion.

            (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

            (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Alternate Base Rate or
(ii) added to the Guaranty Obligations secured hereby.

      9. EVENT OF DEFAULT; REMEDIES. Upon the occurrence and continuance of an Event of Default:

            (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, and without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days (or such longer period required by any provision of applicable laws) before any such disposition, to the address indicated in
Section 13(d) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

            (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

            (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Guaranty Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Guaranty Obligations in the manner provided in Section 10 of this Agreement, as and when such payments are received.

            (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

            (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

            (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

            (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon five (5) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

      10. DISPOSITION OF PROCEEDS.

            (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                  (i) to the payment in full of the costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

                  (ii) to the payment of the Guaranty Obligations; and

                  (iii) to the payment to the Pledgor of any surplus then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

            (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Guaranty Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

      11. TERMINATION. This Agreement shall continue in full force and effect until all of the Guaranty Obligations shall have been indefeasibly paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers delivered by the Pledgor to the Pledgee) shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Guaranty Obligations.

      12. EXPENSES OF THE PLEDGEE. All expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting,the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Guaranty Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed a Guaranty Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

      13. GENERAL PROVISIONS.

            (a) All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

            (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

            (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (i)   if to the Pledgee, at

                        The Chase Manhattan Bank,
                        as Lender

                        395 North Service Road
                        Melville, New York 11747
                        Attention:  Relationship Manager -
                                    1-800-Flowers, Inc.

                  (ii)  if to Pledgor, at

                        1-800-Flowers, Inc.
                        1600 Stewart Avenue
                        Westbury, New York  11590
                        Attention:  Mr. William Shea
                        Telecopy:   (516) 237-6060

                        With a copy to

                        Gallagher, Walker & Bianco
                        98 Willis Avenue
                        Mineola, New York 11501
                        Attention: Gerard M. Gallagher, Esq.
                        Telecopy:  (516) 248-2394

                  (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(d).

            (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

      SECTION 14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT

AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK LAW, AS APPLICABLE. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                    [PLEDGOR]


                                    By:___________________________
                                    Name:
                                    Title:


                                    THE CHASE MANHATTAN BANK


                                    By: ________________________
                                    Name:
                                    Title:

                                   SCHEDULE A

Pledged Company:
      Jurisdiction of Incorporation:
      Stock owned by Pledgor
      Class:
      Number of Shares
      Stock Certificate no.
      Percentage of issued and outstanding shares:

                                                                       EXHIBIT D

                               CORPORATE GUARANTY

      THIS GUARANTY is entered into as of the 19th day of March, 1999, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of THE CHASE MANHATTAN BANK.

                                    RECITALS

      A. Pursuant to a Credit Agreement dated the date hereof, by and between 1-800-Flowers, Inc. (the "Company") and The Chase Manhattan Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), the Company will receive loans and other financial accommodations from the Lender and will incur Obligations.

      B. The Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses will receive direct and indirect benefits from such loans and financial accommodations.

      C. Each Guarantor wishes to grant the Lender security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

      Accordingly, each Guarantor hereby agrees as follows:

      1. GUARANTY.

            (a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Lender the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Lender (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, the Notes or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

            (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if the Credit
Agreement, such Note or such other Loan Document had not been so rejected.

            (c) Each Guarantor shall pay all costs, reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or the Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

            (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Lender on any Obligation is rescinded, recovered from or repaid by the Lender, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

            (e) If any Event of Default shall have occurred and be continuing, the Lender and any Affiliate of the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender, or any Affiliate of the Lender to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Lender may have.

      2. GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

      The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Lender, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security;
(f) any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of the Lender under the Credit Agreement, any Note or any other Loan Document or any other agreement at any time existing between the Lender and the Company or any law, governmental regulation or other agreement applicable to the Lender or any Loan; (i) any claim as a result of any other dealings among the Lender, any Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by the Lender to any other Person; or (k) any change in the name of the Lender, the Company or any other Person referred to herein.

      3. WAIVER.

      Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Lender to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Lender's or the Lender's power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

      The Lender may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Lender or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Lender for the Guaranteed Obligations.

      Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Lender shall not have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that the Lender has not made any representations to any Guarantor concerning the financial condition of the Company.

      4. REPRESENTATIONS AND COVENANTS OF EACH GUARANTOR.

            (a) The representations and warranties contained in Article IV of the Credit

Agreement, to the extent they relate to a Guarantor, are true and correct as of the date hereof and the Lender is entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

            (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate to the Guarantor, and the Lender is entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

      5. PAYMENTS.

      Each payment by each Guarantor to the Lender under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

      6. PARTIES.

      This Guaranty shall inure to the benefit of the Lender and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Lender.

      7. NOTICES.

      Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

            (a)   if to the Lender,

                  The Chase Manhattan Bank
                  395 North Service Road
                  Melville, New York 11747
                  Attention:  Account Officer -
                              1-800-FLOWERS, INC.
                  Telecopy:

            (b)   if to a Guarantor,

                  1-800-Flowers, Inc.
                  1600 Stewart Avenue
                  Westbury, New York  11590
                  Attention:  Mr. William Shea
                  Telecopy:   (516) 237-6060

                  With a copy to

                  Gallagher, Walker & Bianco
                  98 Willis Avenue
                  Mineola, New York 11501
                  Attention: Gerard M. Gallagher, Esq.
                  Telecopy:  (516) 248-2394

                  and

            (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

      8. REMEDIES.

      Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

      9. RIGHTS TO DEAL WITH THE COMPANY.

      At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Lender may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Lender may deem advisable.

      10. SUBROGATION.

      (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and
(c) hereof, be fully subrogated to all of the rights of the Lender against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

      (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Lender.

      (c) Notwithstanding anything to the contrary contained in this Section 10, no Guarantor shall be subrogated to the rights of the Lender against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) until the Lender is indefeasibly paid in full.

      11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

      All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Lender and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

      12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF

THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK LAW, AS APPLICABLE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LENDER AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      13. MISCELLANEOUS.

      (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

      (b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

      (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

      (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by each Guarantor and the Lender.

      (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

      (f) No delay or omission by the Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

      IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

                                          800-FLOWERS, INC.


                                          By:___________________________
                                          Title:

                                          1-800-FLOWERS RETAIL INC.


                                          By:___________________________
                                          Title:

                                          FRESH INTELLECTUAL
                                          PROPERTIES, INC.


                                          By:___________________________
                                          Title:

                                          800-GIFTHOUSE, INC.


                                          By:___________________________
                                          Title:

                                          1-800-FLOWERS TEAM
                                           SERVICES, INC.


                                          By:___________________________
                                          Title:

                                          TELEWAY, INC.


                                          By:____________________________
                                          Title:


                                          BLOOMLINK SYSTEMS, INC.


                                          By:____________________________
                                          Title:


                                          1-800-FLOWERS ACQUISITION CORP.


                                          By:____________________________
                                          Title:


                                          ST. CLAIRE FLORAL CO., INC.


                                          By:_____________________________
                                          Title:


                                          FLORAL WORKS, INC.


                                          By:_____________________________
                                          Title:


                                          AMALGAMATED CONSOLIDATED
                                          ENTERPRISES, INC.


                                          By:_____________________________
                                          Title:


                                          THE PLOW & HEARTH, INC.


                                          By:_____________________________

                                          Title:


                                          C.M. CONROY COMPANY, INC.


                                          By:____________________________
                                          Title:


                                          CONROY'S ACQUISITION
                                          CORPORATION


                                          By:____________________________
                                          Title:


                                          CONROY'S, INC.


                                          By:_____________________________
                                          Title:


                                          FLORISTS' CAPITAL CORPORATION
                                          INC.


                                          By:____________________________
                                          Title:

                                                                       EXHIBIT E

                          [LETTERHEAD OF COUNSEL TO THE
                          COMPANY AND ITS SUBSIDIARIES]


                                  March 19, 1999


The Chase Manhattan Bank
395 North Service Road
Melville, New York 11747

Ladies and Gentlemen:

      We have acted as counsel to 1-800-Flowers, Inc. (the "Company"), a Delaware corporation, and to 800-Flowers, Inc., a New York corporation, 1-800-Flowers Retail Inc., a Delaware corporation, Fresh Intellectual Properties, Inc., a Delaware corporation, 800-Gifthouse, Inc., a New York corporation, The Plow & Hearth, Inc., a Virginia corporation, 1-800-Flowers Team Services, Inc., a Delaware corporation, Teleway, Inc., a New York corporation, Bloomlink Systems, Inc., a New York corporation, St. Claire Floral Co., Inc., a New York corporation, Floral Works, Inc., a Delaware corporation, Amalgamated Consolidated Enterprises, Inc., a Nevada corporation, CM Conroy Company, Inc., a California corporation, Conroy's Acquisition Corporation, a California corporation, Conroy's, Inc., a California corporation, and Florists' Capital Corporation, a California corporation (collectively, the "Guarantors"), in connection with the Credit Agreement (the "Agreement") dated the date hereof between the Company and The Chase Manhattan Bank, pursuant to which the Lender has agreed to extend credit to the Company in an aggregate principal amount not to exceed $30,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

      In acting as such counsel, we have examined:

      (a) a counterpart of the Agreement executed by the Company;

      (b) the Revolving Credit Note and the Term Note, each executed by the Company in favor of the Lender;

      (c) a counterpart of the Pledge Agreement executed by the Company; and

      (d) a counterpart of the Guaranty executed by each Guarantor;

The documents referred to in items (a) through (d) above are hereinafter referred to collectively as the "Loan Documents".

      We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

      Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that,

      1. The Company and the Guarantors are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and in good standing in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and each has the corporate power and authority to own its assets and to transact the business in which it is now engaged and to execute and perform each of the Loan Documents to which it is a party.

      2. The Company and the Guarantors each have the requisite corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

      3. The Loan Documents to which the Company or the Guarantors are a party constitute the legal, valid and binding obligation of the Company and the Guarantors (to the extent they are a party thereto) enforceable against the Company and each Guarantor, as the case may be, in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

      4. Neither the execution and delivery by the Company and the Guarantors of the Loan Documents to which they are a party nor the performance by the Company or the Guarantors of their respective obligations under the Loan Documents, will
(a) violate any law, rule or regulation or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon the Company or any Guarantor, (b) contravene the Certificate of Incorporation or By-Laws of the Company or any Guarantor or, result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which the Company or any Guarantor is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any Guarantor other than the liens granted pursuant to the Loan Documents, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.

      5. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

      6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by the Company or any Guarantor for the valid execution, delivery and performance of the Loan Documents to which they are a party.

      7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.02 of the Agreement, the making of the loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

      8. To the best of our knowledge there are no actions, suits or proceedings against any of the Company or any Guarantor, pending or threatened against the Company or any Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined, would impair the ability of the Company or any Guarantor to perform their respective obligations under the Loan Documents to which they are a party.

      9. The Company is the owner of record of all of the outstanding capital stock of each Guarantor. The authorized capital stock of each Guarantor is as set forth on Schedule A to the Pledge Agreement. All such outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable and, except for liens granted to the Lender under the Pledge Agreement are owned by the Company, free and clear of all liens, charges, claims or encumbrances or limitations on voting rights. To the best of our knowledge after due inquiry there are no existing convertible securities, options, warrants, calls, subscriptions, rights (including preemptive rights) or other similar agreements relating to the capital stock of any Guarantor, other than the Stockholders Agreement with respect to the shares of P&H.

      10. Each Pledge Agreement creates a valid first priority lien and security interest in favor of the Lender in the shares of capital stock of the Pledged Companies and the Collateral (each as defined in the Pledge Agreement) and the Lender's possession of the certificates representing the shares of the Pledged Companies delivered to the Lender today results in perfection of such liens and security interest for so long as the Lender maintains such possession.

                                    Very truly yours,

                                                                       EXHIBIT F

                          PERMITTED ACQUISITION SUMMARY

I.    TRANSACTION SUMMARY

      1.    Name of Seller(s):


      2.    Name of Purchaser(s):
            (describe corporate relationship to Company)
            (e.g., wholly-owned direct subsidiary)


      3.    Type of Transaction (asset or stock acquisition):


            If stock transaction, name of acquired entity:


      4. Description of Purchase Price and Financing: (amount, how and when payable, adjustments, common stock, other)


      5.    Description of Other Financial Aspects of Transaction:
            (including, without limitation, liabilities assumed or acquired (directly or indirectly)).


      6.    Description of Business which is the subject of Transaction:

II.   REPRESENTATIONS AND WARRANTIES.

      The Company hereby represents and warrants to the Agent and each Lender with respect to the transaction summarized above (the "Transaction") as follows:

      1. The information provided with respect to the Transaction in paragraphs 1 through 6 of paragraph I, above is true and correct.

      2. The acquisition agreement governing the Transaction shall include without limitation, the following representations and warranties by the seller (and which representations shall not be waived by purchaser without the prior written consent of the Lenders); (i) the proposed transaction has been approved by all necessary corporate, partnership or limited liability company action or other action required under seller's governing instruments (or will be so approved on or prior to the date of closing) and does not require the consent or approval of any third parties including, without limitation, any governmental authority, other than consents and approvals received and in full force and effect at the time of closing of the Transaction, and (ii) the shares of stock or assets to be acquired in the Transaction will be sold free and clear of all Liens and encumbrances other than Permitted Liens.

      3. No Default or Event of Default has occurred and is continuing on the date hereof or will occur after giving effect to the Transaction, including, without limitation, any Event of Default arising from the failure to comply with the covenants set forth in Section 7.13. Attached to this Certificate is a calculation demonstrating the Company's compliance with the covenants set forth in Section 7.13 as of the date of closing of the Transaction.

      4. The Transaction constitutes a Permitted Acquisition.

            Capitalized terms used herein are not defined, shall have the meanings set forth in the Credit Agreement dated as of March 19, 1999, between 1-800-Flowers, Inc. and The Chase Manhattan Bank (the "Credit Agreement").

      IN WITNESS WHEREOF, the Company has executed this certificate as of the ___ day of _______________________, 199_.


                                    1-800-FLOWERS, INC.


                                    By:________________________________
                                    Name:
                                    Title: